UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

ENTERPRISE FINANCIAL SERVICES CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1	Title of each class of securities to which transaction applies:
	2	Aggregate number of securities to which transaction applies:
	3	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4	Proposed maximum aggregate value of transaction:
	5	Total fee paid:
[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1	Amount previously paid:
	2	Form, Schedule or Registration Statement No.:
	3	Filing Party:
	4	Date Filed:

ENTERPRISE FINANCIAL SERVICES CORP

150 NORTH MERAMEC
CLAYTON, MISSOURI 63105

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Enterprise Financial Services Corp will be held at the Missouri Botanical Gardens, 4344 Shaw Boulevard, St. Louis, MO 63110 on Monday, June 4, 2012, at 4:00 p.m. local time, for the following purposes:

1. The election of 12 directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and have qualified.
2. Proposal A, ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm.
3. Proposal B, an advisory (non-binding) vote to approve our executive compensation, as disclosed in this proxy statement.
4. Proposal C, ratification of performance measures in the 2002 Stock Incentive Plan.
5. Proposal D, approval of amendment of the Stock Plan for Non-Management Directors.
6. Proposal E, approval of the Annual Incentive Plan.

The Board of Directors has fixed the close of business on April 13, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

It is important that your shares be represented and voted at the meeting. You have three options for voting your shares:
1. vote via the Internet,
2. vote via the telephone or
3. complete and return the proxy card sent to you.

 For Internet or telephone voting, instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

By Order of the Board of Directors,

Noel J. Bortle, Secretary
Clayton, Missouri
April 24, 2012

ENTERPRISE FINANCIAL SERVICES CORP

150 NORTH MERAMEC

CLAYTON, MISSOURI 63105

PROXY STATEMENT

These proxy materials are delivered by the Board of Directors of Enterprise Financial Services Corp (the “Company” or “EFSC”), in connection with the solicitation of proxies to be voted at the 2012 Annual Meeting of Stockholders or any adjournment or postponement thereof. The meeting will be held at the Missouri Botanical Gardens, 4344 Shaw Boulevard, St. Louis, MO 63110 on Monday, June 4, 2012 at 4:00 p.m. local time.

This Proxy Statement and the proxy card were first mailed to stockholders on or about April 24, 2012.

QUESTIONS ABOUT THE MEETING AND THESE PROXY MATERIALS

What may I vote on?

1. The election of 12 directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and have qualified.
2. Proposal A, ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm.
3. Proposal B, an advisory (non-binding) vote to approve our executive compensation, as disclosed in this proxy statement.
4. Proposal C, ratification of performance measures in the 2002 stock incentive plan.
5. Proposal D, approval of amendment of the stock plan for non-management directors.
6. Proposal E, approval of the Annual Incentive Plan

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE
NOMINEES NAMED HEREIN AND A VOTE IN FAVOR OF PROPOSALS A, B, C, D, and E.

Who can vote at the meeting? Our Board of Directors has set April 13, 2012 as the record date for the Annual Meeting. All stockholders who owned our common stock at the close of business on the record date may attend and vote at the Annual Meeting. On the record date, there were 17,795,511 shares of common stock outstanding. Shares held as of the record date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a stockbroker, bank or other nominee.

How do I vote my shares? If your shares are registered directly in your name with our stock transfer agent, Computershare, you are considered a stockholder of record and the beneficial owner of those shares. As a stockholder of record, you have the right to grant your voting proxy directly to the Company, or to vote in person at the meeting. You may submit your ballot by mail, over the internet at www.proxyvote.com, or via the telephone at 1-800-690-6903.

If your shares are held in a stock brokerage account or by a bank, you are still considered the beneficial owner of those shares, but your shares are said to be held in “street name.” Generally, only stockholders of record may vote in person at the meeting. If your shares are held in street name, you will receive a form from your broker or bank seeking instruction as to how your shares should be voted. If you desire to vote shares held in street name in person at the meeting, you need to contact your broker and ask how to obtain a “legal proxy” to directly vote such shares.

Internet Availability of Proxy Solicitation and Other Annual Meeting Materials. Rules adopted by the U.S. Securities & Exchange Commission, or SEC, permit us to mail a notice to our stockholders advising that our proxy statement, annual report to stockholders, electronic proxy card and related materials are available for viewing, free of charge, on the Internet. Stockholders may then access these materials and vote over the Internet or request delivery of a full set of materials by mail or email. These rules help us lower the cost of conducting our annual meeting by reducing costs associated with printing and postage.

We will begin mailing the required Notice of Internet Availability of Proxy Materials to stockholders on or about April 24, 2012. The proxy materials will be posted on the Internet, at www.proxyvote.com, no later than the day we begin mailing the Notice. If you receive the Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

The Notice of Internet Availability of Proxy Materials contains the following important information:

•	The date, time and location of the annual meeting;

•	A brief description of the matters to be voted on at the meeting;

•	A list of the proxy materials available for viewing on www.proxyvote.com and the control number you will use to access the site; and

•	Instructions on how to access and review the proxy materials online, how to vote your shares over the Internet, and how to get a paper or email copy of the proxy materials, if that is your preference.

Can I change my vote? Yes. If you are the stockholder of record, you may revoke your proxy at any time before the Annual Meeting by:
• entering a new vote by Internet or telephone;
• returning a later-dated proxy card;
• sending written notice of revocation to the Secretary of the Company; or
• attending the Annual Meeting and voting by ballot.

To change your vote for shares you hold in street name, you will need to follow the instructions provided by your broker or bank.

How are shares of Common Stock voted at the meeting? Each holder of common stock is entitled to one vote for each share of common stock held with respect to each matter to be voted upon; provided, however, that cumulative voting is available for the election of directors.

All shares of common stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting which are not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. If no contrary instructions are indicated, proxies will be voted FOR the election of the Board's director nominees and FOR approval of Proposals A, B, C, D, and E.

What does cumulative voting in the election of directors involve? Under cumulative voting, each stockholder is entitled to cast a number of votes equal to the number of shares held by such stockholder multiplied by the total number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees, either in equal or unequal amounts, as the stockholder may elect. A plurality of votes cast at the Annual Meeting is required for the election of each director, which effectively means that the twelve persons receiving the most votes will be elected as directors. Shares held by a stockholder who elects to withhold authority to vote for all nominees will not participate in the election for directors but will be present for other quorum and business purposes. A stockholder who withholds authority to vote for one or more (but less than all) director nominees will be deemed to have elected to allocate all his votes equally among all remaining director nominees. Notwithstanding the foregoing, the proxies have, and may exercise, authority to cumulate and allocate votes among the nominees, including to allocate votes from other stockholders to vote in favor of the nominees as to which the “withholding stockholder” has withheld authority. If any other proposals were to come before the meeting, each stockholder would be entitled to one vote for each share of common stock held by such stockholder.

How many votes are required to adopt the other proposals? The proposals, other than the election of directors, will be adopted if a majority of the votes cast on the respective proposal are in favor.

How do I vote if my shares are held in a benefit plan? If you are a current or former employee of the Company or one of its subsidiaries and you have any portion of your investment funds allocated to the EFSC Common Stock Fund in the EFSC Incentive Savings Plan ("Savings Plan"), you may instruct the Savings Plan’s trustees how to vote the shares of common stock allocated to your account under the Savings Plan. You will instruct the voting of your stock in the same manner as other stockholders, i.e., by submitting your voting instructions by telephone or through the Internet or by requesting a proxy card to sign and return. Please see the Notice of Internet Availability of Proxy Materials we sent to you or this proxy statement for specific instructions on how to provide voting instructions by any of these methods. Please note that your voting instructions for stock you hold in the Savings Plan must be returned by 11:59 p.m. Eastern Time on May 30, 2012.

What if I don’t give specific voting instructions or abstain?
If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated.

If you are a stockholder of record and you return a signed proxy card but do not indicate how you wish to vote, the shares will be voted in favor of the election as directors of the nominees described in this proxy statement and for the other proposals. If you do not return the proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.

Under the rules of the New York Stock Exchange, which regulates stock brokers, Proposal A, the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm, is considered a routine matter, and your brokerage firm or other nominee will be entitled to vote your shares in their discretion on this proposal even if you do not provide voting instructions to your broker or other nominee. However, the election of directors, Proposal B-the advisory (non-binding) vote to approve our executive compensation, Proposal C-the ratification of the performance measures in the 2002 Stock Incentive Plan, Proposal D-the approval of an amendment to our stock plan for non-management directors and Proposal E - the approval of the Annual Incentive Plan, are not considered routine matters, and brokers will not be permitted to vote on the election or directors or Proposals A, B, C, D and E if beneficial owners fail to provide voting instructions. The shares that cannot be voted by brokers on non-routine matters are commonly referred to as “broker non-votes.”
Abstentions and broker non-votes (assuming a quorum is present) will have no effect on the election of directors or on the remaining matters to be considered at the meeting.

Who pays for this proxy solicitation? The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to solicitation by mail, proxies may be solicited in person or by telephone or by other means by the Company’s directors, officers or employees, who will not receive any additional compensation for solicitation activities. The Company has engaged Broadridge Financial Solutions, Inc., for a fee to be determined, to assist in the distribution and tabulation of proxies. The Company will also reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of common stock as of the record date.

________________________

The date of this Proxy Statement is April 24, 2012.

ELECTION OF DIRECTORS

The Board of Directors, upon recommendations of its Nominating and Governance Committee, has nominated for election the 12 persons named below. It is intended that proxies solicited will be voted for such nominees, in accordance with our cumulative voting structure as discussed above. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

The following biographical information is furnished with respect to each member of the Board of Directors of the Company, some of whom also serve as directors and officers of one or more of the Company’s subsidiaries, including Enterprise Bank & Trust (the “Bank”).

There are no family relationships between or among any directors or executive officers of the Company. Except as noted below, none of the Company’s directors or executive officers serves as a director of (i) any company other than EFSC that has a class of securities registered under or that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, or (ii) any investment company registered under the Investment Company Act of 1940. Other than Mr. Benoist, all directors who served for any part of fiscal year 2011, including Mr. Warshaw, have been determined to be independent for purposes of Rule 5605(a)(2) of the NASDAQ stock market.

Name of Nominee	Age	Director Since
Peter F. Benoist	64	2002
Michael A. DeCola	58	2007
William H. Downey	67	2002
John S. Eulich	61	2010
Robert E. Guest, Jr.	57	2002
Judith S. Heeter	62	2012
Lewis A. Levey	70	2005
Birch M. Mullins	68	1996
James J. Murphy, Jr.	68	2002
Brenda D. Newberry	58	2007
John M. Tracy	53	2010
Sandra A. Van Trease	51	2005

The biographies of the nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceeds, if applicable, and the experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director.

James J. Murphy has been a director of the Company since 2002. Since 1982, Mr. Murphy has been the Chairman and Chief Executive Officer of Murphy Company, a mechanical specialty contracting firm. Mr. Murphy has been the Chairman of the Board of the Company since 2008 and served as the Lead Independent Director of the Company from November 2005 through May 2008. He is also a past chairman of the St. Louis Regional Business Council and is currently engaged in various community activities. Mr. Murphy has built a successful, private business and brings a long history of entrepreneurship which is the cornerstone of the Company's strategy of focusing on the banking and wealth management needs of privately-held businesses, their owner families and other success-minded individuals.

Peter F. Benoist has been a director of the Company since 2002. Since May 2008, Mr. Benoist has been the President and Chief Executive Officer of the Company. Mr. Benoist was the Executive Vice President and Chairman and Chief Executive Officer of the Bank from October 2002 through May 2008, and served as the Chairman of the Company’s Board from November 2005 through May 2008. Mr. Benoist was the Executive Director of the St. Louis Regional Housing and Community Development Alliance from 1999 through 2002. He has over thirty years of public company banking experience as an officer and director and has served on public company boards. Mr. Benoist brings deep knowledge of the Company and its business and is the voice of management on the Board.

Michael A. DeCola has been a director of the Company since 2007. Mr. DeCola is currently the Chief Executive Officer and has been the President and Chief Executive Officer of Mississippi Lime Company (calcium based chemical products) since 1999. Mr. DeCola serves on several private company boards in the St. Louis community and is the past chairman of the St. Louis Regional Business Council. He brings to the Board executive business experience and connections with the St. Louis business community.

William H. Downey has been a director of the Company since 2002. Mr. Downey served as President, Chief Operating Officer and director of Great Plains Energy Inc. (NYSE:GXP), an electric utility company from 2003 until his retirement on August 31, 2011. Mr. Downey had also been the President and Chief Operating Officer of Great Plains Energy’s subsidiary, Kansas City Power & Light Company since 2003 and 2008, respectively and served as Chief Executive Officer from 2003 to 2008. In addition, he had served as President and Chief Operating Officer of Greater Missouri Operations, a subsidiary of Great Plains Energy since 2008. He joined the Board of Directors of BPL Global Inc (BPLG), a smartgrid technology company, in December, 2011. Mr. Downey is currently providing advisory services to the Kansas City water services department as an employee of Burns and McDonnell Engineering. He also serves on several private company boards in the Kansas City community. Mr. Downey’s broad strategic experience and knowledge of operations along with his experience in a publicly traded utility company and the related experience in regulatory relations at both a federal and state level is an asset for the board.

John S. Eulich has been a director of the Company since March 11, 2010. Mr. Eulich has been the Chairman and Chief Executive Officer of Aspeq Holdings, Inc. (dba INDEECO), a manufacturing company, since 2005. He has been a member of the Enterprise Bank & Trust Board of Directors since July 2009. Since 2005, Mr. Eulich has also been a director of LMI Aerospace (NASDAQ: LMIA) where he currently serves as a member of LMIA’s Audit Committee and as the Chairman of LMIA’s Compensation Committee. In addition to his public company experience, he is a successful entrepreneur and familiar with the needs of privately held businesses. He also is engaged in the St. Louis community through various boards.

Robert E. Guest, Jr. has been a director of the Company since 2002. Since 2007, Mr. Guest has been a partner at The Affinity Law Group. Mr. Guest was a partner at Doster Mickes James Ullom Benson & Guest, LLC, a law firm, from 2005 through 2007, and prior to that he was a partner at the law firm of Benson & Guest LLP, from 1986 through 2005. Mr. Guest brings significant legal experience in commercial activities and merger and acquisitions. He is also very familiar with the St. Louis and Kansas City business communities.

Judith S. Heeter was appointed as a director by action of the Board on February 7, 2012. Since February 2011, Ms. Heeter has served as president of Pathfinder Consulting, LLC, a marketing consulting company based in Mission Hills, Kansas which she founded. From 1990 to 2010, Ms. Heeter served as Director of Business Affairs and Licensing for the Major League Baseball Players Association. Also from 1989 until February 2011, Ms. Heeter was a partner with the law firm of Polsinelli Shugart P.C. Ms. Heeter currently serves on the Board of Directors of Missouri Employers Mutual Insurance Company and also serves on several non-public boards in the Kansas City metro area. Ms. Heeter brings a variety of executive and legal experience to the Board, including having practiced as an attorney for over 30 years. She is experienced in negotiating and implementing strategic business transactions and reorganizations. She also has a significant business network within the Kansas City community.

Lewis A. Levey has been a director of the Company since 2005. Since 1997, Mr. Levey has been the Chairman and Chief Executive Officer of Enhanced Value Strategies, Inc., a real estate consulting company. During 2011, Mr. Levey joined Colliers International St. Louis, a commercial real estate firm, as a Principal. Mr. Levey serves as Trust Manager (Director) and Lead Independent Trust Manager of Camden Property Trust, a REIT focused on multi-family residential housing (NYSE: CPT). Mr. Levey brings expertise in local and national commercial real estate development and public company governance. He also has strong ties to the St. Louis business community.

Birch M. Mullins has been a director of the Company since 1996. He has been the President of Baur Properties, a real estate investment company, since 1988. Mr. Mullins is a successful real estate developer and brings expertise in St. Louis commercial real estate.

Brenda D. Newberry has been a director of the Company since 2007. Ms. Newberry is the Chief Executive Officer of Nesher, LLC, a business and leadership consulting firm, since 2010. She is the retired Chairman of The Newberry Group, a global IT company she founded in 1996. She was the Chairman and Chief Executive Officer from 2006 through 2009, and was President and Chief Executive Officer from 1996 through 2005. Ms. Newberry has been a director of The Laclede Group, a natural gas distribution company, (NYSE: LG), since 2007 and has served on that company’s Audit, Compensation and Investment committees. Ms. Newberry started, built and sold a successful, privately-held business after serving in the USAF for 6 years, a major defense contractor for 5 years and MasterCard International for 12 years, where she served in positions ranging from technology specialist to a global VP of a profit and loss business unit. She is also very active in the St. Louis community, especially programs encouraging education, as well as, youth and minority development. Ms. Newberry’s experience in global operations combined with her entrepreneurial background and service on other publicly-traded company boards provides a broad and valuable perspective to our Board.

John M. Tracy has been a director of the Company since March 11, 2010. Mr. Tracy has been the Chief Executive Officer of Dot Foods, a food distribution company, since 2006. He has been employed by Dot Foods since 1980 and has held several positions in the organization including sales, marketing and operations. Mr. Tracy serves on several private company boards in the St. Louis metro area. He is also the current chairman of the St. Louis Regional Business Council. Mr. Tracy’s experience leading a successful, privately-held business provides entrepreneurial perspective. In addition, he brings his experience in and perspective of the Illinois markets of the St. Louis area.

Sandra A. Van Trease has been a director of the Company since 2005. Since 2004, Ms. Van Trease has been the Group President of BJC HealthCare, a not-for-profit operator of hospitals and the largest healthcare institution is the St. Louis area. Ms. Van Trease was President and Chief Executive Officer at UNICARE, an operating unit of Well Point Inc., a health insurance company, from 2002 through 2004, and she was President, Chief Financial Officer and Chief Operating Officer of RightChoice, a health insurance company, from 2000 through 2002. Ms. Van Trease has been a director of Peabody Energy (NYSE: BTU) since 2002, where she has served as a member of their Audit Committee since 2002 and a member of their Health, Safety and Environmental Committee and Nominating and Governance Committee since 2010. Ms. Van Trease is also a Certified Public Accountant. Ms. Van Trease’s executive management and experience at these institutions together with her service on other publicly-traded company boards and strong community service make her a valued advisor and highly qualified to serve on our board and its committees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE
INDIVIDUALS LISTED ABOVE FOR ELECTION AS DIRECTORS OF THE COMPANY.

BOARD AND COMMITTEE INFORMATION

The Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interest of stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

All Committee members are appointed by the Board. In addition, the Board has established membership standards for each committee which requires that a certain number of committee members must be “independent directors,” as that term is defined in Rule 5605(a)(2) of the NASDAQ rules.

The Board met eight times in 2011. All directors attended at least 75% of all meetings of the full Board and of those committees on which they served in 2011. The Company’s Board of Directors periodically held executive sessions of the members of the Board who met the then current standards of independence. Executive sessions of the Board were presided over by the Chairman. In 2012, the Board is scheduled to meet six times. While there is no formal policy concerning director attendance at the annual meeting, all members of the Board are encouraged to attend if reasonably able to do so. All then current members of the Board attended the 2011 annual meeting.

DIRECTOR COMPENSATION

The following table sets forth compensation paid to each of the Company’s non-employee directors during 2011.

	Fees Earned or Paid in Cash	Stock Awards	Total Annual Compensation
Name	($) (a)	($)	($)
Michael A. DeCola	8	30,992	31,000
William H. Downey	12,642	12,608	25,250
John S. Eulich	7	25,993	26,000
Robert E. Guest, Jr.	15,522	15,478	31,000
Judith S. Heeter (b)	—	—	—
Lewis A. Levey	13,262	13,238	26,500
Birch M. Mullins	7	25,243	25,250
James J. Murphy, Jr.	2	49,998	50,000
Brenda D. Newberry	13,637	13,613	27,250
John M. Tracy	2,507	23,743	26,250
Sandra A. Van Trease	15	32,985	33,000
Henry D. Warshaw (c)	2	11,998	12,000

(a)	Includes fractional shares paid in cash.

(b)	Ms. Heeter was appointed to the Board in February 2012 and received no compensation in 2011.

(c)	Mr. Warshaw elected not to stand for re-election at the 2011 Annual Meeting.

In 2011, non-employee Directors received a $12,000 annual retainer and $1,000 per board meeting attended. For Committee service, the Chairpersons received an additional retainer as follows: Audit Committee ($10,000), Compensation Committee ($8,000) and Nominating and Governance Committee ($6,000). Non-Chairperson committee members receive $750 per committee meeting attended. Chairman Murphy receives only an annual fee of $50,000.

Directors select whether to receive their compensation in 100% common stock or 50% cash/50% common stock. The shares are issued under a Stock Plan for Non-Management Directors, approved by the stockholders in 2006.

EXECUTIVE COMMITTEE

The Executive Committee is empowered to act on behalf of, and to exercise the powers of, the full Board of Directors in the management of the business and affairs of the Company when the full Board of Directors is not in session, except to the extent limited by applicable Delaware law. The charter for the Executive Committee may be found in the investor relations section of the Company’s website at www.enterprisebank.com. All actions by the committee are reported at the next regular Board of Directors meeting. In addition, approved Executive Committee minutes are shared with all Directors. In 2011, the committee met five times.

The Committee consists of five non-employee directors who are “independent directors” as defined in the NASDAQ standards. For 2011, the independent members of the Executive Committee consisted of Directors Murphy (Committee Chairman), DeCola, Levey, Van Trease, Tracy and Warshaw. Mr. Warshaw resigned as of April 21, 2011. Mr. Tracy joined the Committee on May 24, 2011. The non-independent member of the Committee was Director Benoist.

AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors by reviewing all audit processes and fees, the financial information provided to the stockholders and the Company’s systems of internal financial controls. The Audit Committee has the authority and responsibility to select and evaluate and, where appropriate, replace the Company’s independent registered public accounting firm (the “independent auditors”).

The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting, legal and regulatory compliance and the Company’s anonymous "whistleblower" reporting system. To satisfy these oversight responsibilities, the Committee separately meets regularly with the Company’s chief financial officer,the outsourced internal audit firm, Deloitte & Touche LLP and management. The Committee chair periodically meets between formal Committee meetings with the Company’s chief financial officer, the outsourced internal audit firm, and Deloitte & Touche LLP. The Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the internal and independent auditors, the status of material litigation, accounting changes that could affect the Company’s financial statements and proposed audit adjustments.

All members of the Audit Committee meet the NASDAQ independence standards. In 2011, the Audit Committee consisted of Directors Van Trease (Committee Chairperson), Guest, Newberry, Levey, and Eulich. The Audit Committee met eight times in 2011.

The Board of Directors has determined that Directors Guest and Van Trease satisfy the requirements of a “financial expert” as defined in Item 407(d)(5) of Regulation S-K and satisfy the definition of “financially sophisticated” under NASDAQ Rule 5605(c).

The Company’s Board has determined that none of the Directors on the Audit Committee have a relationship with the Company or the Bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as director. None of them is, or have been for the past three years, an employee of the Company or the Bank, and none of their immediate family members is, or have for the past three years, been an executive officer of the Company or the Bank.

As noted in the Audit Committee’s charter, which is available on the Company’s website at www.enterprisebank.com, the Company’s management is responsible for preparing the Company’s financial statements. The Company’s independent auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of quality of audits performed by the independent auditors. The Audit Committee reassesses the adequacy of the charter on an annual basis.

The Audit Committee has considered whether the provision by Deloitte & Touche LLP of the services covered by the audit fees is compatible with maintaining Deloitte & Touche LLP’s independence and concluded that it is compatible. The Audit Committee is responsible for pre-approving all auditing services and permitted non-auditing services to be performed by the Company’s independent auditors. The Chairperson of the Audit Committee has authority to approve in advance all audit or non-audit services to be performed by the independent auditors, but must report any such approval to the full Audit Committee at the next regularly scheduled meeting.

The Report of the Audit Committee appears on page 37 of this Proxy Statement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee assists the Board in identifying and recommending qualified director nominees for election at the stockholders’ annual meeting. The charter for the Nominating and Corporate Governance Committee may be found at the Company’s website at www.enterprisebank.com. The Committee also recommends membership on Board committees, recommends corporate governance guidelines and oversees an annual Board self-evaluation.

All members of the Committee meet the NASDAQ independence standards. Nominating and Corporate Governance Committee members for 2011 were Directors Guest (Committee Chairman), Murphy, Newberry, Tracy, and Warshaw. Mr. Warshaw resigned on April 21, 2011. Mr. Tracy was appointed as Committee Chair as of August 12, 2011. Mr. Guest was Chair until August 12, 2011 and then was no longer a member of the Committee. The Committee met five times in 2011.

The Nominating and Corporate Governance Committee may consider candidates for Board membership coming to its attention through current Board members, search firms, stockholders and other persons. Suggestions for nominees from stockholders are evaluated in the same manner as other nominees. Any stockholder nomination must be submitted in writing to the Secretary, Enterprise Financial Services Corp, 150 North Meramec, Clayton, Missouri 63105 and should include the stockholder’s name, address and number of the Company’s shares owned by the stockholder along with the nominee’s name and qualifications in accordance with the procedures set forth in our bylaws, as described in Proposals of Stockholders on page 39.

There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating and Corporate Governance Committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, diversity, experience with business and other organizations comparable with EFSC, the interplay of the candidate’s experience with that of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and to any of the committees of the Board of Directors. The Nominating and Corporate Governance Committee will evaluate nominees for directors submitted by stockholders in the same manner in which it evaluates other director nominees. No stockholder has properly nominated anyone for election as a director at the Annual Meeting.

Stockholders may communicate directly to the Board of Directors by sending a letter to the Board at: Enterprise Financial Services Corp Board of Directors, 150 North Meramec, Clayton, Missouri 63105. All communications directed to the Board of Directors will be received and processed by the Secretary of the Company and will be transmitted to the Chairman of the Nominating and Corporate Governance Committee without any editing or screening.

The Nominating and Corporate Governance Committee is responsible for risks relating to management and Board succession planning, corporate governance and ethics.

COMPENSATION COMMITTEE

The Compensation Committee consists of Directors DeCola (Committee Chairman), Downey, Mullins and Murphy. The Compensation Committee met eight times in 2011. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the NASDAQ rules. The responsibilities of the Committee are set forth in its charter, which is available on the Company’s website at www.enterprisebank.com, and includes the responsibility for establishing, implementing and continually monitoring compliance with the Company’s compensation philosophy. Members of the Committee are outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986. During fiscal year 2011, no Member was an executive officer of another entity on whose compensation committee or board of directors an executive officer of the Company served.

The Compensation Committee is responsible for risks relating to employment policies and the Company’s compensation and benefits systems. To assist it in satisfying these oversight responsibilities, the Committee has retained its own compensation consultant and meets regularly with management and with outside counsel to understand the financial, human resources and stockholder implications of compensation decisions being made.

The Compensation Committee Report appears on page 18 of this Proxy Statement.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding our compensation programs, including our overall compensation philosophy, components of compensation that we provide, the objectives and intended incentives of these components, and a discussion of the compensation of the following named executive officers (our “Named Executive Officers”):

Name	Title	Age

Peter F. Benoist	President and Chief Executive Officer	64
Frank H. Sanfilippo	Executive Vice President and Chief Financial Officer	49
Stephen P. Marsh	Executive Vice President; Chairman and Chief Executive Officer - Enterprise Bank & Trust	56
Robert J. Witterschein	Executive Vice-President - Enterprise Bank & Trust	56
John G. Barry	President, Arizona Region, Enterprise Bank & Trust	55

Compensation Philosophy
Despite the challenges in our industry in recent years, we remain committed to our vision of being one of the highest performing companies in the financial services industry. To achieve that vision, we must provide exceptional leadership to develop talented and focused associates to deliver outstanding client service and provide value to our stockholders.

Our compensation philosophy is based on providing incentives for performance and management of risk. We develop and administer compensation programs consistent with the following principles:

•	Compensation will be based on clearly defined goals;

•	We will align compensation and variable incentives with measurable business results, appropriate risk management and increases in stockholder value;

•	Our compensation programs will be based on the implementation of our business plan;

•	We will compensate our associates in ways designed to attract, motivate and retain valuable performers;

•	We will provide fair and competitive compensation based on market data; and

•	We will implement programs that are easy to understand and administer.

Overview of the Compensation Program
The Compensation Committee of the Board of Directors (the “Committee”) administers the Company's executive compensation programs under the authority of its charter. The Committee has responsibility for establishing, implementing and continually monitoring compliance with the Company's compensation philosophy.

The Committee has overall responsibility relating to compensation for the directors and officers and other associates and delegates certain of those functions to management. In the case of Named Executive Officers, the Committee establishes and reviews all aspects of base salaries, short-term incentives, and long-term incentives, including the establishment or approval of measurement metrics. With respect to executives below this level, the Committee reviews management's recommendations for the aspects named above. In the case of the non-executive associate population, the Committee reviews, approves, and monitors compensation budgets and proposed methods of generally administering compensation practices. The Committee retains oversight over compensation programs that are delegated to management, including evaluating compensation practices to determine that they do not encourage inappropriate risk to the Company.

As discussed in more detail below, the Company is subject to laws and regulations concerning the executive compensation paid by financial institutions, such as the Company, which have participated in the Capital Purchase Program (“CPP”) sponsored by the United States Treasury. The Committee regularly reviews all components of the Company's compensation program to assure compliance with these requirements.

Since 2009, we have submitted to our stockholders a non-binding advisory resolution approving our executive compensation practices. In each vote, our executive compensation practices have received the approval of our stockholders. This vote is advisory and not binding upon the Committee, however the Committee takes the outcome of this vote into consideration in making executive compensation decisions.

Committee Agendas, Scheduling, and Keeping of the Minutes. The Committee Chairman, with input from the Committee, works with the Company's Senior Vice President of Human Resources, in preparing the agenda and calendar for the year. The Corporate Secretary takes minutes of the Committee's meetings. The Committee reviews and approves all minutes. The minutes are shared with the full Board upon approval.

Compensation Consultant. Two consultants, Klemm & Associates and Pay Governance, were used in 2011. The consultants do not own any securities of the Company, nor do the consultants have any other business relationships with the Company or other individual associates.

The Committee decides the nature and scope of the compensation consultants' assignments and the Chairman of the Committee, with the Senior Vice President of Human Resources, approves the budget and invoices relating to consultants. The consultants' work for the Committee includes:

Klemm & Associates

•	Consulting with respect to administration of grants made under the Long-Term Incentive Plan prior to 2011.

Pay Governance

•	Structuring 2011 grants made under the Company's Long-Term Incentive Plan for the 2011-2013 performance period;

•	Providing business and technical advice on executive compensation matters;

•	Discussing and making certain recommendations on specific pay programs and pay levels for executives; and

•	Structuring the Company's Short-Term Incentive Plan.

In 2011, the consultants did not provide services to the Company other than with respect to executive compensation.

Performance Reviews. Each of our executive officers performs an annual self-evaluation of previous year performance. Our Chief Executive Officer conducts performance evaluations or has final approval over performance evaluations for the other Named Executive Officers. The Executive Committee conducts the annual performance evaluation of our Chief Executive Officer and reports the results of the evaluation, including the Chief Executive Officer's leadership rating to the Compensation Committee, which then considers the evaluation and leadership rating in making compensation decisions, including awards of short-term incentive compensation. The performance review of our Chief Executive Officer is based on the financial performance of the Company, the increase in stockholder value, growth in the human capital of the organization, the continued reinvestment and improvement of the Company's product offerings, input from the outside members of the Board of Directors and the Company's overall management of risk. The Committee discusses the Chief Executive Officer evaluation without the Chief Executive Officer being present and a Committee member presents the Committee's recommendations for executive officer compensation to the full Board of Directors.

Peer group Comparison of Compensation. The Committee uses competitive data to compare its compensation levels to a group of peer companies with respect to the following elements of compensation for Named Executive Officers:

•	Base salary;

•	Short-term annual incentives;

•	Equity compensation elements such as stock options and restricted stock; and

•	Other elements that to date have been reported publicly under SEC rules.

In 2011, the Committee engaged Pay Governance to provide a new peer group and compensation analysis. Pay Governance provided the Committee with compensation data for a peer group composed of 25 regional banks and bank holding companies with assets roughly equivalent to the Company's. This was a smaller peer group than previously used by the Committee, and allows the Committee to make meaningful comparisons to banks and holding companies with characteristics that are similar to the Company. Fifteen members of the peer group participated in the CPP. The Committee does not set rigid benchmarks for compensation of Named Executive Officers. The Committee's objective is to offer total target compensation for Named Executive Officers that is competitive with the Company's peers. The Committee evaluates the competiveness of the Company's executive compensation by comparisons to the peer group, including median compensation for executives having comparable responsibility at financial institutions of comparable asset size. As the Company's size and operations change, the Committee will evaluate, with the advice of its compensation consultants whether changes should be made to the peer group.

In 2011, our peer group consisted of the following 25 component companies:

Arrow Financial Corporation	MidWest One Financial Group, Inc.
Bank of the Ozarks, Inc.	Pinnacle Financial Partners Inc.
BNC Bancorp	QCR Holdings Inc.
Cardinal Financial Corp.	Republic Bancorp Inc.
CoBiz Financial Inc.	Simmons First National Corporation
Eagle Bancorp, Inc.	Southside Bancshares Inc.
Fidelity Southern Corporation	Southwest Bancorp Inc.
Financial Institutions Inc.	StellarOne Corporation
First Financial Bankshares Inc.	Sterling Bancshares Inc.
First of Long Island Corp.	Suffolk Bancorp
Heartland Financial USA Inc.	SY Bancorp Inc.
Home Bancshares, Inc. (Conway, AR)	Tompkins Financial Corp.
Lakeland Financial Corp.

In addition to comparisons to the peer group, and in the interest of taking internal equity into account, the Committee examines the relationship of one Named Executive Officer's total compensation and sub-elements to other Named Executive Officers'.

Compensation Restrictions Under the United States Treasury Capital Purchase Program
On December 19, 2008, the Company received an investment of approximately $35.0 million from the United States Treasury under the CPP. Under the executive compensation standards adopted by the Treasury in connection with the CPP, during the period that the Treasury holds any of our securities under the CPP, we are subject to the following limitations on compensation:

•
Limitation on Deduction for Compensation. We will not claim any tax deduction for compensation of any Senior Executive Officer (“SEO”) in excess of $500,000. CPP defines SEOs as generally being the Chief Executive Officer, the Chief Financial Officer and the next three most highly compensated executive officers.

•
Clawback Policy. The Company was required to adopt a clawback policy pursuant to which the Company may recover from any SEO or any of its next top 20 most highly compensated employees, any bonus, retention award or incentive compensation which is based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate;

•	Prevent Incentives for SEOs to Take Unnecessary Excessive Risks. The Company must limit SEO compensation practices to prevent incentives for unnecessary and excessive risks.

•
Prohibition on Severance Payments. No “golden parachute payments” may be made to the five SEOs or the next five most highly-compensated employees. The term “golden parachute payment” includes any payment for departure from the Company for any reason, except for payments for services performed or benefits accrued.

•
Limitation on Bonuses. The Company may not pay or accrue any “bonus, retention award or incentive compensation” to the five most highly compensated employees whether or not these employees are SEOs. The prohibition does not apply to payments of “long-term” restricted stock or restricted stock units that have a value not exceeding 1/3 of the employee's total annual compensation. Such grants of restricted stock or restricted stock units must not fully vest during the restricted period and are subject to a minimum vesting period of two years.

•
Prohibition on Compensation which Encourages Manipulation of Earnings. The Company is not permitted to use compensation plans which “encourage manipulation of reported earnings” to enhance compensation of any employees.

•
Adoption of Luxury Expenditure Policy. The Company was required to adopt a company-wide policy regarding excessive or luxury expenditures, including entertainment or events, office and facility renovations, aviation or other transportation and other activities or events that are not reasonable performance incentives or other similar measures conducted in the normal course of business. The Company's luxury expenditure policy is located on the company website.

Our executive compensation practices and policies are subject to these executive compensation restrictions. The discussion of our executive compensation practices and policies which follows should be read with these restrictions in mind.

Compensation Components
Our executive compensation consists of three components: base salary, short-term annual incentive awards, and long-term equity incentive compensation. We also provide modest levels of perquisites, described later, to our Named Executive Officers. Named Executive Officers may elect to participate in a Deferred Compensation Plan that is available to certain other executives as well. We do not provide any executive benefits in the form of supplemental executive retirement plans, top hat plans, or special health care plans. Named Executive Officers also participate in other associate benefit programs that are provided or available to the general associate population such as health care, disability, life insurance and a defined contribution plan. These programs are described later. The Summary Compensation Table on page 22 provides additional information.

Base Salaries. We use base salary to recognize and take into account requisite competencies, experience, and knowledge that we believe our Named Executive Officers must possess. In setting base salaries, the Committee considers the Named Executive Officer's experience, the difficulty that might be encountered in replacing the Named Executive Officer, and how limited the pool of qualified people might be.

The Committee uses comparisons to the peer group to set competitive levels of base salary for Named Executive Officers.

With recommendations from the Chief Executive Officer and the Senior Vice President of Human Resources, the Committee annually reviews Named Executive Officer base salaries based on individual and Company performance, the individual's level of responsibility, peer group competitive data, internal equity considerations, compensation history, and terms and conditions of each Named Executive Officer's employment agreement.

Based on these factors, and considering that base compensation had been frozen in 2009 and 2010, in 2011, the Committee approved increases in rates of base salaries for the Company's Named Executive Officers as follows:

Mr. Benoist     -    5.0%
Mr. Marsh    -    2.5%
Mr. Barry    -    4.0%
Mr. Witterschein    -    3.0%
Mr. Sanfilippo    -    8.2%

Mr. Sanfilippo's increase in base salary was based, in part, on comparison of his base salary to equivalent officers in the Company's peer group described above.

Short-Term Annual Incentives. We use short-term incentive programs to drive an executive's performance in a given year by focusing on key goals. Our short-term incentive program sets a threshold, target and exceptional level of short-term incentive awards that a Named Executive Officer is eligible to earn. In the first quarter of each year, our Chief Executive Officer and the Senior Vice President of Human Resources, with the input of other members of management where appropriate, present proposed Named Executive Officer performance grids to the Committee for review and approval. For each of these Named Executive Officers, the Chief Executive Officers of the Company and the Bank review the goals and set the potential incentive amounts for each goal and performance level. The relative importance of each goal to all goals is determined. The relative weighting determines potential incentive payments for each goal. The Committee uses comparisons to the Company's peer group to determine base levels of threshold, target and exceptional goal payments. The base level represents what the Committee feels to be a competitive short-term incentive opportunity in comparison to the peer group. Depending on the performance of the Company during the year, the Committee, based on management recommendation, sets executives' short-term incentive opportunities at a percentage of the base amount. For example, in 2011, payment opportunities for threshold, target and exceptional level goals were set at 75% of the base level. In comparison, in 2010 payment opportunities were set at 50% of the base level.

For performance below threshold level of any goal, there is no payment. Payout for performance falling between the threshold, target and exceptional levels is determined using straight-line interpolation. The Committee retains discretion to make awards above the exceptional level amount if actual performance exceeds exceptional level goals.

Prior to 2009, the Company used short-term annual incentives which paid cash bonuses to the Named Executive Officers. In 2009 and 2010, the Committee replaced short-term cash incentives with awards in the form of restricted stock. In 2011, the Committee re-examined the merits of cash bonuses versus restricted stock awards and determined that cash bonuses to Named Executive Officers were appropriate when permitted by the CPP executive compensation standards. For executives who are prohibited from receiving a cash bonus under CPP rules, the Company will award shares of restricted stock that qualify as “long term restricted stock” under the rules. The number of shares of restricted stock included in any such award is determined by dividing the award dollar amounts by the price of our common stock as of the close of trading on the date of the award.

In 2011, the Committee revised the Company's short-term incentive program to utilize a set of four goals that were applied across all of the Company's Named Executive Officers. In making this modification in 2011, the Committee sought to incentivize performance in critical areas and align executives' incentives with the Company's stockholders. The Committee believes these goals promote efficient operations, profitability, prudent growth and effective risk management. The table below sets forth the threshold, target and exceptional level performance goals used in setting short term incentive awards for each of our Named Executive Officers under the 2011 Short-Term Incentive Plan. The minimum target amount of short-term annual incentives for Mr. Benoist are set forth in his employment agreement.

	% Weight		Goals (1)
	At Target	Threshold	Target	Exceptional	Actual
Peter F. Benoist
Earnings per share	40%	$1.20	$1.33	$1.53	$1.34
Classified Asset Ratio (1)	20%	56%	52%	48%	38%
Dependency Ratio (2)	20%	16%	14%	12%	11%
Leadership Rating (3)	20%	2.0	3.0	4.0	2.0
Value	100%	$83,750	$167,500	$251,250	$185,925
				% of Target	111%
				To be paid in restricted shares
Frank H. Sanfilippo
Earnings per share	40%	$1.20	$1.33	$1.53	$1.34
Classified Asset Ratio (1)	20%	56%	52%	48%	38%
Dependency Ratio (2)	20%	16%	14%	12%	11%
Leadership Rating (3)	20%	2.0	3.0	4.0	0.0
Value	100%	$33,750	$67,500	$101,250	$68,175
				% of Target	101%
				To be paid in Cash
Stephen P. Marsh
Earnings per share	40%	$1.20	$1.33	$1.53	$1.34
Classified Asset Ratio (1)	20%	56%	52%	48%	38%
Dependency Ratio (2)	20%	16%	14%	12%	11%
Leadership Rating (3)	20%	2.0	3.0	4.0	2.0
Value	100%	$46,875	$93,750	$140,625	$104,063
				% of Target	111%
				To be paid in restricted shares
Robert J. Witterschein
Earnings per share	40%	$1.20	$1.33	$1.53	$1.34
Classified Asset Ratio (1)	20%	56%	52%	48%	38%
Dependency Ratio (2)	20%	16%	14%	12%	11%
Leadership Rating (3)	20%	2.0	3.0	4.0	3.0
Value	100%	$41,250	$82,500	$123,750	$99,825
				% of Target	121%
				To be paid in restricted shares
John G. Barry
Earnings per share	40%	$1.20	$1.33	$1.53	$1.34
Classified Asset Ratio (1)	20%	56%	52%	48%	38%
Dependency Ratio (2)	20%	16%	14%	12%	11%
Leadership Rating (3)	20%	2.0	3.0	4.0	3.0
Value	100%	$35,625	$71,250	$106,875	$86,213
				% of Target	121%
				To be paid in restricted shares

(1)
The Classified Asset Ratio is measured by calculating the “classified assets” of the Company's banking subsidiary (excluding assets covered under FDIC loss share agreements) as a percent of equity capital and reserves.

(2)
The Dependency Ratio measures the degree to which the Company's banking subsidiary funds longer-term assets (such as loans and securities that mature in more than one year) with non-core or concentrated funding (such as brokered accounts, as defined in the banking subsidiary's "Call Report" to federal banking regulators, including certificates of deposit, and large deposits, as defined by the banking subsidiary's Asset Liability Committee).

(3)
The leadership rating goal consists of a rating of between zero and four points. Each performance review consists of separate subjective criteria based on the position and responsibilities of the Named Executive Officer, including leadership. A portion of Mr. Sanfilippo's subjective performance evaluation is based on an assessment by the Chairperson of the Audit Committee and the Chief Executive Officer of the effectiveness of the Company's overall risk management procedures and processes. In determining this rating, the Chairperson of the Audit Committee and the Chief Executive Officer consider factors such as the Company's risk assessment process, internal controls over financial reporting, including the existence of any significant deficiencies or material weaknesses in such controls, and disclosure controls and procedures.

Long-Term Incentive Compensation. Our objectives for long-term incentive compensation for our Named Executive Officers include:

•	Aligning incentives with increases in stockholder value;

•	Using long-term incentives to attract and retain exceptional talent;

•	Encouraging the long-term view in management decision making;

•	Using long-term incentives as a tool to define, encourage, and promote high performance; and

•	Align our Named Executive Officer's long term incentives with the risk-reward structure of the Company.

Our Long Term Incentive Plan primarily uses restricted stock units (“RSUs”) or shares of restricted stock, while reserving the ability to grant stock options or stock settled appreciation rights (“SSARs”) in certain circumstances. The executive compensation standards of the CPP limit our long-term incentive program to either long-term restricted stock or RSUs for as long as the U.S. Department of Treasury holds an investment in the Company. Target amounts of long-term incentives are set by the Committee to be competitive with the Company's peers, based on comparison to the 25 bank peer group discussed above.

We believe the Long-Term Incentive Plan provides our Named Executive Officers and other key associates with incentives for long term performance and prudent risk-management because:

•	The value of RSUs and restricted shares are intrinsically tied to Company performance based on comparison to continuously updated peer group performance;

•	The plan clearly aligns interests of Company managers with the economic interests of stockholders;

•	The incentives provide no value until the performance period is over and performance has been achieved;

•	It facilitates retention of talented executives as Awards vest equally over five years after a three year performance period; and

•	It promotes stock ownership by management.

Compensation under the Long-Term Incentive Plan involves three steps:

•
Grant: A participant first receives a “Grant”, which is the setting of performance standards and the amount of incentives which will be awarded if those standards are satisfied. The performance period is typically three years.

•	Award: If the performance standards are satisfied, the participant receives an “Award” of the equity incentives.

•	Vesting: An equity incentive is subject to forfeiture upon the termination of a participant's employment until the incentive has vested. Most Awards vest at the rate of 20% per year.

Each year management makes a recommendation to the Committee for incentives for Named Executive Officers and pools of other associates of the Company. Once the Committee reviews and approves the listing and pool level, we grant participating associates a dollar denominated amount, which entitles them to a potential Award of equity incentives if the performance standard is met.

Awards made in 2011 for 2008-2010 Performance Period and Awards to be Made in 2012 for 2009-2011 Performance Period
For the 2008-2010 and the 2009-2011 performance periods, long-term incentive awards were based upon a single criteria, the Company's average earnings per share growth during the respective performance period measured against a group of all banks and bank holding companies with assets of $900 million to $5.0 billion provided by Klemm & Associates (the “Klemm Performance Group”). For fiscal year 2011 the Klemm Performance Group included 172 banks and bank holding companies. Threshold, target and exceptional level goals were as follows:

Goal	Weight	Threshold Goal	Target Goal	Exceptional Goal
Average Earnings Per Share Growth Rate	100%	60th percentile	75th percentile	90th percentile

Because the Company's average earnings per share growth rate for the 3 year period ending December 31, 2010 compared to the Klemm Performance Group was below threshold, there were no equity Awards under the Long-Term Incentive Plan in 2011.

Awards for the 2009-2011 performance period will be evaluated and equity awards, if any, will be made in the second quarter of 2012 when peer group performance information is available.

Awards to be made in 2013 for 2010-2012 Performance Period
For the 2010-2012 performance period, the threshold, target and maximum financial goals consisted of three measures of the Company's financial performance measured against the Klemm Performance Group:

Goal	Weight	Threshold Goal	Target Goal	Exceptional Goal
Average Earnings Per Share Growth Rate	40%	60th percentile	70th percentile	80th percentile
Net Interest Income	30%	70th percentile	75th percentile	80th percentile
Efficiency Ratio Average	30%	85th percentile	90th percentile	95th percentile
	100%

The Committee will make decisions concerning awards for the 2010-2012 performance when peer group information for the full performance period is available.

Grants made in 2011 for 2011-2013 Performance Cycle
Long-Term Incentive Plan grants were made in 2011 which relate to performance for 2011, 2012 and 2013. Grants for Named Executive Officers are reflected in the Summary Compensation Table on page 22 and the Grants of Plan-Based Awards table on page 24.

The performance criteria, weighting and performance thresholds for grants were revised in 2011 to better align the Company's incentives for senior executives with long-term creation of stockholder value. The 2011 grants consisted of the following opportunities based on two measures of the Company's financial performance measured against a group of 45 banks and bank holding companies provided by PayGovernance with assets between $1.0 billon and $10.0 billion, commercial loans greater than 20% of total loans and consumer loans less than 10% of total loans:

Goal	Weight	Threshold Goal	Target Goal	Exceptional Goal
Stockholder Returns	50%	50th percentile	65th percentile	90th percentile
Cumulative Adjusted EPS	50%	$4.00 per share	$4.50 per share	$5.00 per share
	100%

The Committee will make decisions concerning awards for the 2011-2013 performance when peer group information for the full performance period is available.

Named Executive Officer Perquisites. We provide perquisites and other personal benefits to Named Executive Officers that we believe are reasonable and consistent with our overall compensation program. See the All Other Compensation - Supplemental Table on page 23 for more information on these items. In 2011, no executives received a perquisite whose total value for such executive exceeded $25,000.

Retirement Plans. We expect executives to plan for and fund their own retirement through a defined contribution 401(k) plan and a Deferred Compensation Plan that permits certain executives to defer a limited portion of salary and bonus into any of several investment alternatives. The Company has historically provided an annual Company match to the 401(k) plan. There are no Company contributions to the Deferred Compensation Plan. We do not maintain defined benefit retirement or executive retirement plans or provide for post-retirement benefits.

2011 Compensation for Named Executive Officers
Below is a summary of the compensation by category earned by our Named Executive Officers for 2011.

Name	Base Salary (1)	Short-term Annual Incentive Compensation (2)	Long-term Incentive Compensation (3)	NEO Perquisites (4)	Total
Peter F. Benoist	67%	28%	—%	5%	100%
Frank H. Sanfilippo	73%	21%	—%	6%	100%
Stephen P. Marsh	68%	25%	—%	7%	100%
Robert J. Witterschein	67%	26%	—%	7%	100%
John G. Barry	71%	23%	—%	6%	100%

(1) Base salary percentages are based on the amounts disclosed in the “Summary Compensation Table” for Named Executive Officers. For more information, see the heading “Base Salaries” above.
(2) Short-term annual incentive compensation percentages are based on the amounts disclosed as “Stock Awards” in the “Summary Compensation Table” for Named Executive Officers. For more information, see the heading “Short-term Annual Incentives” above.

(3) For more information, see the heading “Long-term Incentive Compensation” above.

(4) Named Executive Officer Perquisites percentages are based on the amounts disclosed as “All Other Compensation” in the “Summary Compensation Table” for Named Executive Officers. For more information, see the heading “Named Executive Officer Perquisites” above.

Stock Ownership Guidelines
Effective January 2010, our Board of Directors approved stock ownership guidelines for our Named Executive Officers and non-employee directors with the goal of further aligning the interests of our management with our stockholders.

The stock ownership guidelines provide that non-employee directors and different levels of executives are expected to own a specific amount of our common stock within the later of five years of adopting the program or five years after the date the executive becomes an Named Executive Officer or director as applicable. Named Executive Officers and non-employee directors are expected to make continuing progress towards compliance with the guidelines during the five-year period. Non-employee directors are expected to own, or to acquire within the later of January 1, 2015 or five years after the date of becoming a director, at least $250,000 worth of the Company's common stock. For purposes of determining whether an executive or non-employee director is in compliance, or making progress towards compliance, stock is valued at its purchase price or, in the case of stock awarded under the Company's compensation plan, at its value at the time of the Award. The table below shows the guidelines for Named Executive Officers by executive level.

TITLE                            STOCK OWNERSHIP GOAL
Chief Executive Officer / President                    Greater of 50,000 shares
or 5 x Base Salary

All Other Named Executive Officers                Greater of 25,000 shares
or 2.5 x Base Salary

Analysis of Restatement Pursuant to Company's Clawback Policy
The Company has filed an amended Annual Report on Form 10-K/A for the 2010 fiscal year. The Form 10-K/A for fiscal year 2010 included restated financial results to correct errors in the Company's accounting for loans acquired from failed institutions in FDIC assisted transactions. Following the restatement of the financial results for 2010, pursuant to the Company's clawback policy, the Compensation Committee reviewed variable compensation awarded with respect to the Company's performance during the 2010 fiscal year. The Company's clawback policy states that any variable compensation paid to its Named Executive Officers and top twenty other most highly compensated employees (the “Covered Employees”) is subject to recovery or “clawback” if the variable compensation is based on materially inaccurate financial statements. In its review, the Committee examined all components of variable compensation and determined that the restatement affected awards under the Company's 2010 Short-Term Incentive Plan made to Named Executive Officers and other Covered Employees for the performance goal based on the Company's earnings per share (the “EPS Goal”).

In total, 16 Covered Employees, including all of the Company's Named Executive Officers for fiscal year 2010, received awards under the 2010 Short-Term Incentive Plan which were, in part, based on the EPS Component. As a result of the restatement, among other things, earnings per share for fiscal year 2010 declined from $0.45 per share to $0.21 per share. Therefore, the Company did not achieve threshold level performance with respect to the EPS Goal based on the restated results. As a result, the portion of 2010 short term incentive awards to Covered Employees which were based on the EPS Goal were subject to recovery under the clawback policy. In addition, while not required by the clawback policy, the Committee determined to recover the payment for the EPS Goal which was paid to the Company's Controller who was not a Covered Employee. Nine Covered Employees did not receive any payment of variable compensation, under the 2010 Short-Term Incentive Plan or otherwise, based on inaccurate 2010 financial statements and were thus not subject to the requirements of the clawback policy.

The aggregate amounts subject to recovery consisted of $79,800 in cash payments and 8,313 shares of long-term restricted stock. At the direction of the Committee, all of this cash and stock has been recovered or will be promptly recovered following the filing of the amended report on Form 10-K for fiscal year 2010. Specifically, the Named Executive Officers of the Company for the 2010 fiscal year have forfeited to the Company the following amounts of long term restricted stock:

Peter F. Benoist        -    2,707
Frank H. Sanfilippo    -    1,091
Stephen P. Marsh        -    1,515
John G. Barry        -    1,136
Linda H. Hanson        -    1,000

The Compensation Committee determined that the amounts described above constituted all of the variable compensation payments made to Covered Employees that were subject to the Company's clawback policy. For 2010, Mr. Barry received incentive compensation based on Net Operating Income for the Arizona market (the “NOI Goal”). However, after the restatement, the results for NOI Goal remained above Mr. Barry's exceptional performance level, so there was no recovery of this portion of Mr. Barry's award attributable to the NOI Goal.

No clawback of long-term incentives was necessary as no awards under the Long-Term Incentive Plan were made with respect to any period affected by the restatement.

COMPENSATION COMMITTEE REPORT

Compensation Discussion and Analysis
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Securities Exchange Act of 1934 and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Disclosures Required Pursuant to Capital Purchase Program Regulations
The Company offers the following plans in which our Named Executive Officers participate, subject, however, to the limitations and restrictions under the CPP:

•	Employment agreements for each of our Named Executive Officers;

•	Our Amended and Restated Deferred Compensation Plan I;

•	Our Long-Term Incentive Plan;

•	Our Annual Incentive Plan (our short-term incentive plan)

•	Our Incentive Savings Plan;

•	Our 2002 Stock Incentive Plan (under which all equity incentives to Named Executive Officers are made).

We reviewed each of the above plans and agreements and determined that none of them encourage the named executive officers to take unnecessary and excessive risks that threaten the value of the Company or Enterprise Bank & Trust, our banking subsidiary.

The employment agreements with our Named Executive Officers provide for severance payments if a termination of employment occurs under certain circumstances, including a change of control of the Company. As discussed below under “Severance and

Change in Control Benefits,” the standards for executive compensation adopted by the U.S. Department of the Treasury under the CPP prohibit us from paying severance to any of our Named Executive Officers or the next five most highly compensated employees for as long as the Treasury holds its investment in the Company.

The 2002 Stock Incentive Plan and the amendments thereto have been approved by the stockholders of the Company and provide for the granting of stock options, restricted stock awards, RSUs and stock settled stock appreciation rights (“SSARs”), however, as discussed above under “Compensation Discussion and Analysis,” the Company is prohibited from granting any new stock options to the five most highly compensated employees due to the executive compensation standards of the CPP. For 2011, four of the Company's Named Executive Officers, Mssrs. Benoist, Marsh, Witterschein, and Barry, were subject to this restriction. Mr. Sanfilippo was not subject to this restriction and will receive a cash bonus under the Company's 2011 Short-Term Incentive Plan.

As described in the Compensation Discussion and Analysis, the Compensation Committee believes that the Company's incentive plans align the interests of our Named Executive Officers and other employees with the long term interests of our stockholders. Grants under our equity plans are subject to performance based criteria and vesting over five years. The use of RSUs in awarding long term incentive compensation to our Named Executive Officers ties the economic value of the award to the long term risk and reward structure of the Company. In light of these factors, the Compensation Committee believes that these equity awards do not encourage the named executive officers to take unnecessary and excessive risks that threaten the value of the Company or the Bank.

The deferred compensation plan allows Named Executive Officers and certain other executives to defer a limited portion of salary and up to 100% of any bonus into any of several investment alternatives. The deferred compensation plan is unfunded and the Company historically does not make any credits to the deferred compensation plan and did not do so in 2011. Because the deferred compensation plan only allows for the deferral of compensation that is already earned, the Compensation Committee believes that this plan does not encourage our Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Company or the Bank or to manipulate reported earnings to enhance the compensation of any employee.

As described in the Compensation Discussion and Analysis, above, our annual short-term incentives are intended to focus our executives' efforts on key goals, which the Committee believes are drivers of stockholder value. A portion of each Named Executive Officers short-term incentive award targets are based on risk management criteria, such as asset quality and evaluation of risk management processes under the control of the Named Executive Officer. The Compensation Committee believes that this plan does not encourage our Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Company or the Bank or to manipulate reported earnings to enhance the compensation of any employee.

The Incentive Savings Plan is a broad based plan that allows our employees, including Named Executive Officers, who satisfy eligibility requirements to contribute a portion of their salary and bonus to a 401(k) plan with investment options which include investments in the Company's common stock. We also make matching contributions to employee's 401(k) accounts under the Incentive Savings Plan. The Compensation Committee believes that this plan does not encourage our Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Company or the Bank or to manipulate reported earnings to enhance the compensation of any employee.

The Company has several incentive or variable compensation programs for non-executive employees. Each arrangement is available to different classes of employees. The largest of these programs are our incentive programs for unit presidents and relationship managers. Similar to the short-term incentive plan for our Named Executive Officers, unit presidents and relationship managers are awarded annual incentive compensation based on achievement of between four and six goals. These goals include performance in Company-wide areas such as earnings per share, overall asset quality, deposit growth and other factors. There are also employee-specific goals, such as deposit origination, asset quality of originated loans and others. We also have a relatively small division of loan officers focused on mortgage lending. These mortgage loan officers are compensated based on commissions determined by loan origination volume, however mortgage originations, like all other loans, remain subject to a separate underwriting approval process. The Compensation Committee has reviewed the structure and implementation of these arrangements and discussed the risks that face the Company and determined that the arrangements do not encourage unnecessary and excessive risks that threaten the value of the Company or the Bank or to manipulate reported earnings to enhance the compensation of any employee.

Certifications Required Pursuant to Capital Purchase Program Regulations
The Compensation Committee certifies that:

(1)
It has reviewed with senior risk officers the senior executive officer compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

(2)	It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

(3)
It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

Respectfully submitted by the Compensation Committee,

Michael A. DeCola, Chairman	William H. Downey	Birch M. Mullins	James J. Murphy, Jr.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

We have entered into agreements with our NEOs granting them “double trigger” change in control benefits (i.e. the benefit is triggered if the executive is terminated or not offered continued employment upon a change in control of the Company.). The Committee believes these agreements serve the best interests of the Company and its stockholders by ensuring that, in considering any proposed change in control, the NEOs would be able to advise the Board about the potential objectively, without being unduly influenced by personal concerns such as the loss of employment following a change in control. These arrangements are intended to promote stability and continuity of senior management. In addition, our agreements with our NEOs generally provide for severance payments upon a termination without cause of between one and two years compensation. These severance and change in control arrangements are subject to the restrictions of the CPP executive compensation guidance.

Information on applicable payments under such agreements for NEOs is contained under the heading “Potential Payments Upon Termination or Change in Control” on page 27. These change in control benefits are subject to the CPP executive compensation standards and all of our NEOs have waived their rights to such payments to the extent prohibited by such standards.

Section 162(m) of the Internal Revenue Code – Compensation Deductibility Limits
Other than for qualified performance-based compensation, Section 162(m) generally denies a deduction for federal revenue tax wages by any publicly held corporation for compensation paid in a taxable year to the Company’s chief executive officer and four other highest compensated officers to the extent that the officer’s compensation exceeds $1.0 million. In 2006, our stockholders approved an incentive plan that provides for performance-based compensation in compliance with Section 162(m). The plan is intended to permit the deductibility of compensation in excess of $1.0 million per year, if any, when paid in accordance with the plan. There may be circumstances in which the Committee may approve compensation that is not deductible to ensure competitive levels of compensation for its executive officers. As a result of the Company’s participation in the CPP, the Company is subject to amendments to Section 162(m) which limit the deductibility of all compensation, including performance based compensation, to $500,000 per executive with respect to any taxable year during which the U.S. Treasury retains its CPP investment in the Company.

EXECUTIVE EMPLOYMENT AGREEMENTS

All of the Executive Employment Agreements described below are subject to the executive compensation standards under the CPP regulations discussed above, which, among other things, limit or prohibit severance compensation and bonuses, and require recovery by the Company of variable compensation which is based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate. See “Potential Payments Upon Termination or Change in Control” below for information concerning the amounts which may be payable to our NEOs upon a termination of employment or a change in control.

Executive Employment Agreement with Mr. Benoist
Effective May 1, 2008, the Company entered into an Executive Employment Agreement with Mr. Benoist. The agreement, as amended, specifies that Mr. Benoist will serve as President and Chief Executive Officer. The initial term ends on December 31, 2013, and shall be automatically extended for one year terms beginning January 1 and ending December 31 unless either the Company or executive provide written notice to the other party at least 90 days prior to expiration of the initial term or renewal term. The term may be extended by mutual written agreement of Mr. Benoist and the Company.

Mr. Benoist’s agreement provides him with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality and non-compete provisions for his period of employment and for a period of one year after termination of his employment.

The reason for termination determines the amount of severance compensation, if any, due to Mr. Benoist. Generally, he is entitled to payment of accrued base salary, bonus to the extent earned and payable, and accrued benefits through his date of termination. If the Company terminates Mr. Benoist “other than for cause”, he will also be paid as severance compensation the amount of one year base salary and one year target level bonus, subject to the execution of a release and waiver of all claims. If he is terminated in a “change in control,” he will be paid as severance compensation 24 months of base salary and target level bonus, paid in a discounted lump sum, and all unvested equity awards will become vested. Upon “voluntary” termination, termination “for cause”, disability or death, neither Mr. Benoist nor his estate will be entitled to any severance compensation.

Executive Employment Agreement with Mr. Sanfilippo
Effective as of December 1, 2004, the Company entered into a Key Executive Employment Agreement with Mr. Sanfilippo. Mr. Sanfilippo’s agreement, as amended, provides for a continuous term until the agreement is terminated in accordance with its provisions. The agreement provides Mr. Sanfilippo with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality and non-compete provisions for his period of employment and for a period of one year after termination of his employment.

The method of termination determines the amount of severance compensation, if any, due to Mr. Sanfilippo. Generally, he is entitled to payment of accrued base salary, bonus to the extent earned and payable, and accrued benefits through his date of termination.

If Mr. Sanfilippo is terminated in a “change in control,” or terminated “other than for cause” while the Company is engaged in bona fide discussions regarding a potential “change in control”, he will be paid as severance compensation two years of base salary and target level bonus, paid in a discounted lump sum, and all unvested equity awards will become vested. Upon any other termination, disability or death, neither Mr. Sanfilippo nor his estate will be entitled to any severance compensation.

Executive Employment Agreement with Mr. Marsh
Effective as of July 1, 2008, the Company entered into a Key Executive Employment Agreement with Mr. Marsh. The agreement, as amended, provides for a continuous term until terminated in accordance with its provisions.

The agreement provides Mr. Marsh with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality and non-compete provisions for his period of employment and for a period of one year after termination of his employment. The reason for termination determines the amount of severance compensation, if any, due to Mr. Marsh. Generally, he is entitled to payment of accrued base salary, bonus to the extent earned and payable, and accrued benefits through his date of termination. If the Company terminates Mr. Marsh “other than for cause,” he will also be paid as severance compensation the amount of twelve months base salary in a discounted lump sum. If he is terminated in a “change in control,” he will be paid as severance compensation 24 months of base salary and two years of target level bonus, paid in a discounted lump sum, and all unvested equity awards will become vested. Upon any other termination, disability or death, neither Mr. Marsh nor his estate will be entitled to any severance compensation.

Executive Employment Agreement with Mr. Witterschein
Effective as of March 29, 2010, the Company entered into an Executive Employment Agreement with Mr. Witterschein. Mr. Witterschein’s employment agreement, provides for his continuous employment until the agreement is terminated in accordance with its provisions. The agreement provides Mr. Witterschein with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality and customer standstill provisions for his period of employment and for a period of one year after termination of his employment.

The reason for termination determines the amount of severance compensation, if any, due to Mr. Witterschein. Generally, he is entitled to payment of accrued base salary, bonus to the extent earned and payable, and accrued benefits through his date of termination. If Mr. Witterschein is terminated in a “change in control,” he will be paid as severance compensation one year of base salary, paid in a discounted lump sum, and one year of target level bonus, and all unvested equity awards will become vested.
Upon any other termination, disability or death, neither Mr. Witterschein nor his estate will be entitled to any severance compensation.

Executive Employment Agreement with Mr. Barry
Effective as of February 17, 2010, the Company entered into an Amended and Restated Executive Employment Agreement with Mr. Barry. The agreement, as amended and restated, provides for his continuous employment until the agreement is terminated in accordance with its provisions. The agreement provides Mr. Barry with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality and non-compete provisions for his period of employment and for a period of one year after termination of his employment.

The reason for termination determines the amount of severance compensation, if any, due to Mr. Barry. Generally, he is entitled to payment of accrued base salary, bonus to the extent earned and payable, and accrued benefits through his date of termination. If the Company terminates Mr. Barry “other than for cause,” he will also be paid as severance compensation twelve months of base salary and one year target level bonus, subject to the execution of a release and waiver of all claims. If he is terminated in a “change in control,” he will be paid as severance compensation 24 months of base salary and two years of target level bonus, and all unvested equity awards will become vested. Upon “voluntary” termination, the Company may choose to pay as severance compensation one year base salary and one year target level bonus, which will cause Mr. Barry to be held to the non-compete provision of his agreement.

Upon any other termination, disability or death, neither Mr. Barry nor his estate will be entitled to any severance compensation.

SUMMARY COMPENSATION TABLE

The following table shows the compensation paid to the Company’s NEOs for years ended December 31, 2011, 2010 and 2009.

		Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)
Name and Principal Position	Year	(1)	(2) (3)		(4)	(5)	Total ($)
Peter F. Benoist	2011	442,708	185,925	—	—	32,923	661,556
President and Chief Executive	2010	460,000	56,950	—	—	17,197	534,147
Officer	2009	425,000	57,750	—	—	12,725	495,475
Frank H. Sanfilippo	2011	231,900	—	—	68,175	17,180	317,255
Executive Vice President and	2010	214,400	43,650	—	—	12,840	270,890
Chief Financial Officer	2009	214,400	30,780	—	—	15,955	261,135
Stephen P. Marsh	2011	280,729	104,063	—	—	26,667	411,459
Executive Vice President;	2010	275,000	28,125	—	—	22,171	325,296
Chairman and Chief Executive Officer - Enterprise Bank & Trust	2009	275,000	23,625	—	—	21,190	319,815
Robert J. Witterschein	2011	256,250	99,825	—	—	24,350	380,425
Executive Vice President	2010	190,385	—	—	19,125	15,722	225,232
Enterprise Bank & Trust	2009	—	—	—	—	—	—
John G. Barry	2011	268,725	86,213	—		23,174	378,112
Executive Vice President	2010	260,392	159,125	—	—	18,292	437,809
Enterprise Bank & Trust	2009	260,392	38,599	—	—	19,530	318,521

(1)
The 2010 salary amount shown for Mr. Benoist includes $425,000 of cash payments and $35,000 of dollar denominated restricted stock. Mr. Benoist was issued 3,696 restricted shares of Company stock, some of which were subsequently withheld to pay for taxes. For more information, see the heading “Base Salaries” and the Grants of Plan-Based Awards table.

(2)
The amounts shown in this column represent the grant date fair value, computed in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation - Stock Compensation (“FASB ASC 718”), disregarding estimates of forfeiture, of dollar denominated performance contingent grants of restricted stock. These grants of restricted stock were made under the 2002 Stock Incentive Plan and are also subject to a two or five year continuous service vesting schedule. The 2011, 2010 and 2009 grants were settled with an award of restricted stock on April 20, 2012, January 21, 2011 and February 17, 2010, respectively. For more information, see the heading “Short-Term Annual Incentives” and the Grants of Plan-Based Awards table.

(3)
The aggregate grant date fair value for 2009, 2010 and 2011 performance contingent grants pursuant to the Long-term Incentive Compensation plan computed in accordance with FASB ASC 718, based upon the probable outcome of the performance conditions is $0. The performance condition for these grants is based on the Company's results relative to peers for a three-year period and therefore, the probable outcome is not yet determinable. For 2010 and 2009, the maximum value of such awards assuming the highest level of performance would be achieved is as follows: Mr. Benoist,

$403,200, Mr. Sanfilippo, $100,800; Mr. Marsh,$144,900; Mr. Witterschein, $96,000; and Mr. Barry, $60,000. For 2011, if performance conditions are met, the awards will be made in restricted shares of Company stock. The maximum number of shares that would be awarded assuming the highest level of performance would be achieved is as follows: Mr. Benoist, 47,504, Mr. Sanfilippo, 9,500; Mr. Marsh, 14,250; Mr. Witterschein, 11,876; and Mr. Barry, 10,688. These grants are discussed in further detail under the heading “Long-Term Incentive Compensation.”

(4)
The amounts shown in this column constitute the Short-Term Cash Incentive earned by each Named Executive Officer based on the Board’s evaluation of each Officer’s performance. These awards are discussed in further detail under the heading “Short-Term Annual Incentives.”

(5)	This column indicates amounts for various benefits provided to the NEO’s as shown in the following supplemental table.

ALL OTHER COMPENSATION – SUPPLEMENTAL TABLE

Name and Principal Position	Year	401(k) Match	Car Allowance (1)	Club Dues	Life Insurance	Town Hall Bonus	Total
Peter F. Benoist	2011	$9,800	$7,200	$—	$15,773	$150	32,923
President and Chief Executive	2010	6,125	7,200	—	3,822	50	17,197
Officer	2009	6,125	6,600	—	—	—	12,725
Frank H. Sanfilippo	2011	8,860	7,200	—	970	150	17,180
Executive Vice President and	2010	4,590	7,200	—	1,000	50	12,840
Chief Financial Officer	2009	5,355	3,600	7,000	—	—	15,955
Stephen P. Marsh	2011	9,800	7,200	7,200	2,317	150	26,667
Executive Vice President;	2010	6,125	7,200	7,200	1,596	50	22,171
Chairman and Chief Executive	2009	6,125	6,600	8,465	—	—	21,190
Officer - Enterprise Bank & Trust
Robert J. Witterschein	2011	9,800	7,200	7,200	—	150	24,350
Executive Vice President	2010	4,760	5,456	5,456	—	50	15,722
Enterprise Bank & Trust	2009	—	—	—	—	—	—
John G. Barry	2011	9,800	2,777	7,200	3,247	150	23,174
Executive Vice President	2010	6,125	2,391	7,200	2,526	50	18,292
Enterprise Bank & Trust	2009	6,125	3,088	9,387	930	—	19,530

(1)
Executives and key management are typically provided a car allowance, which may be used toward the cost of car ownership, including leases/loans, insurance, and maintenance. In some instances, certain executives are allowed usage of a Company leased vehicle in lieu of receiving a car allowance.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	$	$	$	#	#	#
Peter F. Benoist	2/10/2011 (1)	—	—	—	$83,750	$167,500	$251,250
	7/1/2011 (2)	—	—	—	15,835	31,670	47,504
Frank H. Sanfilippo	2/10/2011 (3)	$33,750	$67,500	$101,250	—	—	—
	7/1/2011 (2)	—	—	—	3,166	6,334	9,500
Stephen P. Marsh	2/10/2011 (1)	—	—	—	$46,875	$93,750	$140,625
	7/1/2011 (2)	—	—	—	4,750	9,500	14,250
Robert J. Witterschein	2/10/2011 (1)	—	—	—	$41,250	$82,500	$123,750
	7/1/2011 (2)	—	—	—	3,958	7,918	11,876
John G. Barry	2/10/2011 (1)	—	—	—	$35,625	$71,250	$106,875
	7/1/2011 (2)	—	—	—	3,562	7,126	10,688

(1)
The grants under the Short-Term Incentive Plan for these individuals were denominated in dollars and settled in restricted shares of the Company. On April 20, 2012, the Company settled these performance contingent grants at the following values: Mr. Benoist, $185,925; Mr. Marsh, $104,063; Mr. Witterschein, $99,825; and Mr. Barry, $86,213. For more information on these awards, see under the heading “Short-Term Annual Incentives”, above.

(2)
The amounts shown reflect the threshold, target and maximum incentive grants for 2011 under the Long-Term Incentive Compensation plan. These awards are denominated in shares. If performance conditions are met, the awards will be made in restricted shares of Company stock. The aggregate grant date fair value pursuant to the Long-term Incentive Compensation plan computed in accordance with FASB ASC 718, based upon the probable outcome of the performance conditions is $0. The performance condition for this grant is based on the Company's results relative to peers for a three-year period and therefore, the probable outcome is not yet determinable. These grants are discussed in further detail under the heading "Long-Term Incentive Compensation."

(3)
The grant under the Short-Term Incentive Plan for Mr. Sanfilippo was denominated in dollars and will be settled in a cash payment of $68,175. For more information on these awards, see under the heading “Short-Term Annual Incentives”, above.

For more information, please refer to Note 16 - Compensation Plans included in the Company's 2011 Consolidated Financial Statements on Form 10-K filed with the Securities and Exchange Commission on or around April 23, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth the outstanding equity awards as of December 31, 2011, for each NEO.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Peter F. Benoist
Granted 10/1/2002	50,000		10.25	10/1/2012
Granted 5/13/2003	37,313		13.40	5/13/2013
Granted 1/5/2006	3,850		22.73	1/5/2016
Granted 1/5/2007	2,900		30.17	1/5/2017
Granted 1/5/2008	3,970		22.90	1/5/2018
Granted 6/15/2007	16,508		25.63	6/15/2017
Granted 6/13/2008	34,540	8,638	20.63	6/13/2018
Granted 9/24/2008	50,000		21.49	9/24/2018
							1,140,716	1,140,716
Frank H. Sanfilippo
Granted 9/24/2002	5,100		10.25	9/24/2012
Granted 5/13/2003	11,194		13.40	5/13/2013
Granted 6/15/2007	8,843		25.63	6/15/2017
Granted 6/10/2008					466	6,897
Granted 6/13/2008	4,000	1,000	20.63	6/13/2018
Granted 9/24/2008	21,600	14,400	21.49	9/24/2018
							261,743	261,743
Stephen P. Marsh
Granted 6/10/2008					1,256	18,589
Granted 7/7/2008	21,600	14,400	15.95	7/7/2018
							382,100	382,100
Robert J. Witterschein
Granted 8/2/2010	4,000	16,000	10.14	8/2/2020
							277,186	277,186
John G. Barry
Granted 6/10/2008					564	8,347
							205,465	205,465

(1)
All amounts represent incentive stock options and/or nonqualified stock options, except for SSAR's granted as follows: June 15, 2007; June 13, 2008; July 7, 2008; September 24, 2008, and August 2, 2010.

(2)
The amounts shown reflect target incentive grants for the years 2009, 2010 and 2011 under the Long-Term Incentive Compensation plan. These grants are denominated in dollars, but are settled in restricted share units of the Company's stock. The settlements for these grants are contingent on the Company's results relative to peers for a three-year period and therefore, the grant date fair value is not yet determinable. These grants are discussed in further detail under the heading "Long-Term Incentive Compensation."

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information concerning any option exercises or vested stock awards for each NEO during 2011.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Peter F. Benoist	—	—	1,322	19,830
Frank H. Sanfilippo	15,000	16,537	463	6,945
Stephen P. Marsh	—	—	2,296	34,440
Robert J. Witterschein	—	—	—	—
John G. Barry	—	—	560	8,400

(1) Includes shares acquired that were subsequently withheld to pay for taxes.

NONQUALIFIED DEFERRED COMPENSATION PLANS

The following table sets forth information on Nonqualified Deferred Compensation Plans for each NEO during 2011.

	Executive Contributions in Last Fiscal	Aggregate Earnings in Last Fiscal	Aggregate Withdrawals/	Aggregate Balance at Last Fiscal
Name	Year	Year	Distributions	Year End
Peter F. Benoist	$—	$(2,769)	$—	$285,317
Frank H. Sanfilippo	—	(15,187)	—	303,946
Stephen P. Marsh	22,458	5,342	—	491,954
Robert J. Witterschein	—	—	—	—
John G. Barry	5,000	(909)	—	32,341

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As we indicate above, historically our NEOs have been entitled to severance and change in control compensation under certain termination of employment events. Severance compensation is generally prohibited under the CPP, and each NEO has waived any change of control compensation to the extent disallowed by the compensation standards of the CPP. The following table quantifies the amount of such compensation which would have been received if the terminations had occurred as of December 31, 2011. In the case of acceleration of unvested equity awards, the amount shown is based upon the closing price of $14.80 per share for our common stock as of December 31, 2011, and reflects the value of RSUs and the net cash equivalent due the holder offset by any exercise or "strike" price for stock options and SSARs.

	Voluntarily Termination	Disability/ Death/For Cause	Severance Upon Involuntary w/o Cause	Severance Upon Change In Control Termination	Acceleration of Unvested Equity Awards	Sick Days Payout	Total Compensation Upon Involuntary Termination w/o Cause	Total Compensation Upon Change in Control Termination
Name	(a)	(b)	(c)	(d)	(e) (1)	(f) (2)	(c+f)	(d+e+f)
Peter F. Benoist	none	none	$613,750	$1,227,500	$279,738	$3,497	$617,247	$1,510,735
Frank H. Sanfilippo	none	none	none	585,000	45,774	19,399	19,399	650,173
Stephen P. Marsh	none	none	281,875	751,250	18,589	9,254	291,129	779,093
Robert J. Witterschein	none	none	none	340,000	18,640	none	—	358,640
John G. Barry (3)	none	none	331,250	662,500	8,347	none	331,250	670,847

All amounts in the foregoing table would be subject to the executive compensation standards of the CPP described in the Compensation Discussion and Analysis above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company’s Compensation Committee are set forth on page 9. None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries in 2011, nor was any member formerly an officer or employee of the Company or any of its subsidiaries.

During 2011, no executive officer of the Company served as (i) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM - (Proposal A)

The Audit Committee has selected Deloitte & Touche LLP to be the independent registered public accounting firm for fiscal year 2012 and recommends that the stockholders ratify the appointment of the accounting firm. Although stockholder approval is not required by law and is not binding on the Audit Committee, the appointment is submitted by the Audit Committee of the Board of Directors in order to give the stockholders a voice in the designation of auditors. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the engagement of Deloitte & Touche LLP, will not be affected for fiscal year 2012. However, the Audit Committee will review the selection of the independent registered public accounting firm for the next fiscal year. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF
DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.

ADVISORY (NON-BINDING) APPROVAL OF EXECUTIVE COMPENSATION — (Proposal B)

As required by the executive compensation standards for participants in the CPP, we are providing our stockholders the opportunity to vote on an advisory (nonbinding) resolution to approve our executive compensation as described in the section captioned “Compensation Discussion and Analysis,” the tabular disclosure regarding compensation of our NEOs and the narrative disclosure accompanying those tables, all as set forth in pages 10 through 27 of this proxy statement.

The following resolution is submitted for stockholder approval:

Resolved, that the stockholders approve the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the 2012 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the tabular disclosure regarding compensation of our Named Executive Officers and the narrative disclosure accompanying those tables.

Because your vote is advisory, it will not be binding upon the Board, however the Board will take the outcome of this vote into consideration in making future executive compensation decisions.

For the reasons set forth in this Proxy Statement, including the Compensation Discussion and Analysis, and the Report of the Compensation Committee, we believe our compensation polices and procedures are centered on a pay-for-performance culture, are competitive in our marketplace, are strongly aligned with the long-term interests of our stockholders, and the compensation paid to our executives is consistent with such policies and procedures.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS RESOLUTION.

TO RATIFY PERFORMANCE MEASURES IN THE 2002 STOCK INCENTIVE PLAN - (Proposal C)

In 2003, our stockholders approved the Enterprise Financial Services Corp 2002 Stock Incentive Plan (the “2002 Plan”). In 2006, our stockholders voted in favor of an amendment to the 2002 Plan (i) to extend the term of the Plan from June 30, 2012 to June 30, 2016; (ii) to provide for the addition of 750,000 shares to cover awards under the 2002 Plan, and (iii) to add Section 14 to the 2002 Plan which contained a list of approved performance measures to be used by management in awarding equity compensation.

Stockholder approval of these performance measures was necessary to assure that awards under the 2002 Plan qualified as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), in order to preserve our federal income tax deductions with respect to any annual compensation in excess of $1 million and paid to any of our five most highly compensated executive officers.

The Company is asking you to ratify the performance measures set forth in Section 14 of the 2002 plan in order for the Company to preserve certain federal income tax deductions for performance-based awards to the Company's Named Executive Officers. To be eligible for tax deductions under Section 162(m) of the Code, among other requirements, the performance measures used by the Company must be approved or ratified by stockholders within the last five years.

This proposal does not alter or amend any part of the 2002 Plan. It is simply a ratification of performance measures that are already in use. Ratification of the performance measures will not increase or otherwise amend the Company's incentive compensation arrangements, other than to preserve the deductibility of compensation in excess of $1 million accordance with Section 162(m). However, we will remain subject to the $500,000 CPP limitation on compensation deductions with no exemption for as long as shares issued to Treasury under the CPP are outstanding.

The performance measures which the Company may use in awarding equity compensation under the 2002 Plan are limited to one or more of the following financial performance measures. The Company may consider these measures either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the award.

(a) cash flow,	(k) operating income or net operating income,
(b) earnings per share,	(l) operating profit or net operating profit,
(c) earnings before interest, taxes and amortization,	(m) operating margin or profit margin,
(d) return on equity or tangible equity,	(n) return on operating revenue,
(e) total stockholder return,	(o) return on invested capital,
(f) share price performance,	(p) market segment share,
(g) return on capital,	(q) customer satisfaction,
(h) return on assets or tangible assets,	(r) asset quality, or
(i) revenue,	(s) growth in loans and/or deposits.
(j) income or net income,

The Compensation Committee may appropriately adjust any evaluation of performance under any performance measure to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE PERFORMANCE MEASURES IN THE COMPANY'S 2002 STOCK INCENTIVE PLAN.

APPROVAL OF AMENDMENT TO THE STOCK PLAN FOR NON-MANAGEMENT DIRECTORS - (Proposal D)

The purpose of this proposal is to seek approval of the amendment to the Company's Stock Plan for Non-Management Directors (the “Non-Management Director Plan”).  The stockholders of the Company approved the Non-Management Director Plan in 2006. We are now requesting that our stockholders vote in favor of amendments to the Non-Management Director Plan to, among other things, provide for the addition of 100,000 shares to cover awards under the Non-Management Director Plan. Currently, 91,526 shares have been issued under the Non-Management Director Plan, leaving 8,474 shares (excluding the 100,000 additional shares we are asking you to approve) available for future awards.

The following discussion sets forth the material terms of the Non-Management Director Plan.  The discussion is qualified in its entirety by reference to the complete text of the Non-Management Director Plan document as set forth in Appendix A.

If approved, this proposal will not increase or decrease the aggregate amount of director compensation or meeting fees but will merely allow the Company to continue the practice of paying a portion of such amounts in stock rather than cash.

General. The purpose of the Non-Management Director Plan is to attract and retain the best qualified individuals to serve as independent members of the Board of Directors and to align their compensation with the interest of stockholders of the Company by compensating them with shares of Company common stock.  The Non-Management Director Plan enables the Company to pay non-management Directors  a portion of their annual retainer in the form of stock.  As of the date hereof, there are eleven non-management Directors of the Company who would be eligible to receive grants under the Non-Management Director Plan.

Number of Shares Covered by the Plan. The Company proposes to increase the maximum number of shares of the Company's common stock that can be granted under the Non-Management Director Plan from 100,000 to 200,000 shares.  If these additional shares are approved, a total of 108,474 shares will be available for issuance under the Non-Management Director Plan immediately following such approval. This number is subject to appropriate adjustment in the event of any stock dividends, stock splits, recapitalizations, mergers, consolidations, spin-offs, split-ups, combinations or exchanges of shares of the Company.

Plan Benefits. Awards under the Non-Management Director Plan will be based on the percentage of the annual retainer paid in stock under the Non-Management Director Plan. The actual number of shares received will depend on the fair market value of the Company's common stock on the date of grant. In 2011, non-employee Directors received a $12,000 annual retainer and $1,000 per board meeting attended. For Committee service, the Chairpersons received an additional retainer as follows: Audit Committee ($10,000), Compensation Committee ($8,000) and Nominating and Governance Committee ($6,000). Non-Chairperson committee members receive $750 per committee meeting attended. Chairman Murphy receives only an annual fee of $50,000. Non-management directors select whether to receive their compensation in 100% EFSC common stock or 50% cash/50% EFSC common stock.

The amount of each non-management director's future awards under the Non-Management Director Plan will be determined based on the levels of retainers and meeting attendance fees which are set by the Board of Directors annually. In addition, future awards will depend on a participant's committee participation, meeting attendance and service as Chairperson of the Board or Chairperson of a Committee, therefore the amount of future awards which may be made under the plan is not determinable at this time. For a description of the amounts which were received by each of the current non-management directors in fiscal year 2011 under the current Non-Management Director Plan, see Director Compensation on page 7.

Administration. The plan will continue to be administered by the Compensation Committee of the Board of Directors, which has broad authority to administer and interpret the Non-Management Director Plan and its provisions as it deems appropriate, subject to the express provisions of the Non-Management Director Plan.  All decisions, determinations and interpretations of the Compensation Committee with respect to the Non-Management Director Plan are final and binding. Without limiting the foregoing, the Compensation Committee will have the power to (a) exercise all of the powers granted to it under the Non-Management Director Plan, (b) construe, interpret and implement the Plan and all awards and any agreements governing such awards, (c) prescribe, amend and rescind rules and regulations relating to the Non-Management Director Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Non-Management Director Plan, (f) amend the Plan, (g) grant awards and determine who shall receive awards and the terms and conditions of such awards, (h) amend any outstanding award in any respect, including, without limitation, to accelerate vesting of an award or waive or amend any restrictions or conditions applicable to an award, or impose new restrictions or conditions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) awards may be (A) settled in cash, shares of stock, other securities, other awards or other property, (B) exercised or (C) canceled, forfeited or suspended or (2) shares, other securities, cash, other awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee.

Members of the Board of Directors or the Committee and employees of the Company will have waivers of liability for actions taken or omitted to be taken or any determination made in good faith with respect to the Plan or any award. These persons will also be entitled to rights of indemnification from any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by them in connection with or resulting from any action, suit or proceeding by reason of any action taken or omitted to be taken under the Plan.

Eligibility. Any member of the Board of Directors who is not, and during the immediately preceding twelve months has not been, an employee or officer of the Company or any subsidiary of the Company is eligible to participate in the Non-Management Director Plan.

Stock Awards. Non-management Directors will receive shares of Company common stock with a fair market value equal to 50% of the total annual retainer and meeting fees to be paid to non-management Directors, provided that a non-management Director may elect to receive 100% of such payments in stock.

Amendment and Termination. The Non-Management Director Plan may be amended or terminated by the Board of Directors at any time, provided that no material revision, as defined in the NASDAQ rules may be made without the approval of the stockholders of the Company.

Income Tax Consequences. Awards made under the Non-Management Director Plan will give rise to the following tax events for U.S. citizens and residents under current U.S. federal income tax law.  The participant will be treated as receiving taxable compensation in the amount of the fair market value of the shares on the date of the award and the Company will be entitled to a corresponding deduction.

Rule 16b-3. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Act”).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE STOCK PLAN FOR NON-MANAGEMENT DIRECTORS.

APPROVAL OF THE ANNUAL INCENTIVE PLAN - (Proposal E)

The purpose of this proposal is to seek stockholder approval of the Company's Annual Incentive Plan (the “Annual Incentive Plan”), which provides annual cash awards of performance-based compensation to key employees.  The Annual Incentive Plan was approved by stockholders in 2006, and is being re-submitted to stockholders for approval in accordance with Section 162(m) of the Internal Revenue Code of 1986.  Under Section 162(m) the Annual Incentive Plan must be disclosed to and approved by a majority of stockholders at least every five years.  (See discussion of Section 162(m) in Proposal C: To Ratify Performance Measures in the 2002 Stock Incentive Plan.) While no executive officer of the Company has yet received compensation in excess of $1 million per year, with the Company's growth and incentive compensation plans that are intended to foster such growth, it is possible that such compensation level could be reached.  Accordingly, the following discussion sets forth the material terms of the Annual Incentive Plan under which the Company has paid and proposes to pay performance-based annual incentive awards to certain executive officers.  The discussion is qualified in its entirety by reference to the complete text of the Annual Incentive Plan document as set forth in Appendix B.
This proposal does not alter or amend any part of the Annual Incentive Plan. Ratification of the performance measures will not increase or otherwise amend the Company's incentive compensation arrangements, other than to preserve the deductibility of compensation in excess of $1 million accordance with Section 162(m). If the Annual Incentive Plan is not approved by the stockholders, the Company's Compensation Committee may consider other terms for incentive compensation awards whether or not they qualify for deduction under Section 162(m).
GENERAL - The purpose of the Annual Incentive Plan is to provide an annual incentive whereby a significant portion of an executive's total annual cash compensation is based on his or her efforts in achieving specified performance objections established for a given fiscal year.  The Annual Incentive Plan is designed to attract, motivate and retain key executives on a competitive basis in which total cash compensation levels are closely linked with accomplishment of the Company's financial and strategic objectives.
ADMINISTRATION - The Annual Incentive Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), which has broad authority to administer and interpret the Annual Incentive Plan and its provisions as it deems appropriate.  The Committee's powers include authority, within the limitations set forth in the Annual Incentive Plan, to select the persons to be granted awards, to determine the time when awards will be granted, to determine whether objectives and conditions for earning awards have been met, and to determine whether an award or payment of an award should be reduced or eliminated.
ELIGIBILITY - Participation in the Annual Incentive Plan is limited to executive officers of the Company as designated by the Committee.  It is anticipated that approximately twelve individuals, including the Company's Chief Executive Officer, will receive awards under the Annual Incentive Plan.
ANNUAL INCENTIVE AWARDS - Participants are eligible to receive annual cash incentive awards based on the attainment of specified performance objectives as determined in advance by the Committee.  Actual incentive awards are determined by the Committee as soon as practical after the end of the fiscal year.
SPECIAL PROVISIONS FOR “COVERED EMPLOYEES” - The following provisions are designated to preserve the Company's tax deduction with respect to awards paid to “covered employees,” as specifically defined below.
Covered Employees
A covered employee is defined as any executive officer of the Company whom the Committee designates as a participant for a given fiscal year.
Performance Criteria
Annual incentive awards payable under the Annual Incentive Plan to covered employees are to be based solely on one or more of the following performance criteria:  (a) cash flow; (b) earnings per share; (c) earnings before interest, taxes and amortization; (d) return on equity or tangible equity; (e) total stockholder return; (f) share price performance; (g) return on capital; (h) return on assets or tangible assets; (i) revenue; (j) income or net income; (k) operating income or net operating income; (l) operating profit or net operating profit; (m) operating margin or profit margin; (n) return on operating revenue; (o) return on invested capital; (p) market segment share; (q) customer satisfaction; (r) asset quality or (s) growth in loans and/or deposits.  Performance objectives may be established separately for the Company as a whole or for its various groups, subsidiaries and affiliates.  Each of these performance criteria are to be specifically defined in advance by the Committee, and may include or exclude specified items of an unusual or nonrecurring nature.
Maximum Compensation
The maximum annual incentive award payable under the Annual Incentive Plan to a covered employee is not to exceed one million dollars for any given fiscal year.
Discretion
No awards are to be paid to a covered employee if the applicable performance criteria are not achieved for a given fiscal year.  Under no circumstances may the Committee use discretion to increase an annual incentive award payable to a covered employee.
AMENDMENT AND TERMINATION - The Committee is empowered to amend or terminate the Annual Incentive Plan at any time, except that no amendment is to be made without prior approval of the Company's stockholders which would materially:  (1) modify the Annual Incentive Plan's eligibility requirements; (2) change the performance criteria applicable to covered employees; or (3) increase the maximum amount per year which may be paid to covered employees.
ANNUAL INCENTIVE PLAN BENEFITS - Awards under the Annual Incentive Plan will be based on the Company's future performance and are therefore not presently determinable.  The benefits paid under the Annual Incentive Plan to the covered executives for fiscal 2011 are shown in the Summary Compensation Table and discussed in more detail in the Compensation Discussion and Analysis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE ANNUAL INCENTIVE PLAN.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as noted below, the following tables show, as of April 13, 2012, certain information about ownership of Common Stock by: (i) those persons or entities known by management to beneficially own more than 5% of our common stock (ii) each director, the NEOs, and (iii) all directors and executive officers as a group. As of April 13, 2012, there were 17,795,511 shares of common stock outstanding. For purposes of the information in the following tables, “ownership” includes (i) shares of stock directly or indirectly owned as that date and (ii) shares which the named entity or individual has the right to acquire (by contract conversion or vesting) if such right is exercisable as of the date or will become exercisable within 60 days thereafter. Percentages shown below reflect such possible exercises but only as to the individual, entity or group whose percentage is being calculated.

	Number of	Percentage of
Name & Address of Beneficial Owner	Shares	Ownership
Wellington Management Company, LLP (1)	1,869,210	9.89%
75 State Street
Boston, MA 02109
(1) Holdings reported on Form 13G/A filed on December 31, 2011

Banc Fund VI, VII & VIII (jointly) (2)	1,488,013	8.40%
20 North Wacker Drive
Suite 3300
Chicago, IL 60606
(2) Holdings reported on Form 13G/A filed on December 31, 2011

Ithan Creek Master Investors (Cayman) L.P. (3)	1,305,110	6.90%
280 Congress Street
Boston, MA 02210
(3) Holdings reported on Form 13G/A filed on December 31, 2011

	Number of	Percentage of
Beneficial Owner	Shares (1) (2)	Ownership
Peter F. Benoist (3) (4) (6)	376,106	2.1%
Robert E. Guest, Jr. (7)	216,167	1.2%
James J. Murphy, Jr.	203,052	1.1%
Lewis Levey (8)	111,034	*
Stephen P. Marsh (3) (4)	109,122	*
Birch M. Mullins	95,692	*
Frank H. Sanfilippo (3) (4) (5)	86,242	*
Sandra VanTrease	47,525	*
William H. Downey	36,358	*
John S. Eulich	25,280	*
Michael A. DeCola (9)	22,448	*
John G. Barry (5) (10)	19,477	*
John M. Tracy	18,697	*
Robert Witterschein (3) (4)	11,244	*
Brenda D. Newberry	9,334	*
Judith S. Heeter	474	*
All Directors and Executive Officers as a
Group (16 total)	1,388,252	7.8%

* Less than 1%

(1)
Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days pursuant to the exercise of stock options and warrants reflected in the number of shares in this table and are deemed to be outstanding for the purpose of computing beneficial ownership and the percentages of ownership of that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. All directors and executive officers as a group hold options to purchase an aggregate of 275,418 shares of Common Stock.

(2)     Unless otherwise indicated, the named person has sole voting and investment power for all shares shown.

(3)
Includes options outstanding and exercisable as of December 31, 2011, or within 60 days thereafter, including those beneficially owned by the named person, as follows: Mr. Benoist, 199,081 shares; Mr. Marsh, 21,600 shares; Mr. Sanfilippo, 50,737 shares; and Mr. Witterschein, 4,000 shares; all directors and Named Executive Officers as a group, 275,418 shares.

(4)
Includes shares indirectly held in the EFSC Incentive Savings Plan beneficially owned by the named person, as follows: Mr. Benoist, 1,129 shares; Mr. Marsh, 513 shares; Mr. Sanfilippo, 1,860 shares; and Mr. Witterschein, 323 shares.

(5) Includes shares held by a bank as collateral, these shares are included in the table and footnotes as follows: Mr. Barry, 4,707 shares; and Mr. Sanfilippo, 11,637 shares.

(6)
Includes 140,460 shares held jointly by Mr. Benoist and his spouse as to which Mr. Benoist has shared voting and investment power and 35,436 shares held in the name of Mr. Benoist in which he has sole voting and investment power.

(7)
Includes 756 shares held in the name of Mr. Guest in which he has sole voting and investment power. Includes 141,421 shares held jointly by Mr. Guest and his spouse as to which Mr. Guest has shared voting and investment power; 8,220 shares held in an Individual Retirement Account for the benefit of Mr. Guest's spouse as to which Mr. Guest has shared voting and investment power; and 65,770 shares held in a trust for the benefit of Mr. Guest's children as to which Mr. Guest is a co-trustee and has shared voting and investment power.

(8)
Includes 48,277 shares held in a trust, in which Mr. Levey has sole voting and investment power. Includes 62,757 shares held in a trust for the benefit of Mr. Levey's children as to which Mr. Levey is trustee and has sole voting and investment power.

(9)
Includes 10,000 shares held jointly by Mr. DeCola and his spouse as to which Mr. DeCola has shared voting and investment power and 10,488 shares held in the name of Mr. DeCola in which he has sole voting and investment power. Includes 1,960 shares held in a trust for the benefit of Mr. DeCola in which he has sole voting and investment power.

(10)
Includes 4,707 shares held jointly by Mr. Barry and his spouse as to which Mr. Barry has shared voting and investment power and 14,770 shares held in the name of Mr. Barry in which he has sole voting and investment power.

RELATED PERSON TRANSACTIONS

Loans to Related Persons
Some of the directors, including members of the Compensation Committee, and officers of the Company and the Bank, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowings and investments. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rate paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

Issuance of Trust Preferred Securities to Virtual Realty Enterprises, LLC
On December 12, 2008, Virtual Realty Enterprises, LLC, a Missouri limited liability company (“VRE”), purchased $5,000,000 of convertible trust preferred securities (the “TRUPs”) issued by EFSC Capital Trust VIII, a Delaware statutory trust (the “Trust”), an affiliate of the Company. During his term as a director, Mr. Warshaw1 managed VRE and held not less than 0.5441% ownership in VRE. In addition, each of Directors Mullins, Van Trease and DeCola are passive investors in VRE holding an aggregate 0.56% interest in VRE.

The TRUPs are convertible into shares of the Company’s Common Stock at a conversion price of $17.37, which represents 110% of the average closing price for the Company’s Common Stock for the five trading days following the Company's third quarter earnings press release on October 23, 2008. VRE will be entitled to exchange its TRUPS for 287,852 shares of the Company’s Common Stock.

During 2011, VRE was paid approximately $450,000 in distributions on the trust preferred securities, which was paid by the Trust solely from interest payments by the Company on the Junior Debentures.

1Director Warshaw did not stand for re-election in 2011 and resigned from the Board on April 21, 2011.

Engagement of Husch Blackwell LLP
In 2011 the Company paid $1,004,000 to the law firm of Husch Blackwell LLP to provide various legal services. Mr. Benoist's brother-in-law, Joseph P. Conran, is a partner in Husch Blackwell LLP and served as Co-Chairman of the firm's executive board.

Review, Approval or Ratification with Related Persons
Our Code of Ethics requires that every employee and officer avoid situations where loyalties may be divided between our interests and the employee’s own interests. Employees, officers and directors must avoid conflicts of interests that interfere with the performance of their duties or are not in our best interests.

Pursuant to its written charter, the Audit Committee reviews all related-party transactions as such term is used by ASC 850, Related Party Disclosures, or as otherwise required to be disclosed in our financial statements or periodic filings with the Securities and Exchange Commission, other than (a) grants of stock options made by the Board or any committee thereof or pursuant to an automatic grant plan, or (b) payment of compensation authorized by the Board or any committee thereof. Related party transactions include transactions between us, our executive officers and directors, beneficial owners of five percent or greater of our securities, and all other related persons specified under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. The Audit Committee considers each proposed transaction in light of the specific facts and circumstances presented, including but not limited to the risks, costs and benefits to us.

Section 16 (a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires directors, certain officers and all persons who beneficially own more than 10 percent of our Common Stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of our Securities. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filings.

Based solely upon our review of the copies of the filings that we received with respect to the fiscal year ended December 31, 2011, or written representations from certain reporting persons, we believe that all reporting persons made all filings required by Section 16(a) in a timely manner.

AUDIT COMMITTEE REPORT

The Audit Committee submits the following report:

The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with generally accepted auditing standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the Company’s audited financial statements and internal control report with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required by Statement on Auditing Standards AU Section 380 (SAS No. 61) The Auditor’s Communication With Those Charged With Governance, as amended. The Audit Committee received written disclosures from the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the auditors their independence. The Audit Committee has concluded that the independent auditors are independent from the Company and its management.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,
Sandra A. Van Trease	John S. Eulich	Robert E. Guest, Jr.
Chairperson
	Lewis A. Levey	Brenda Newberry

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the report by reference therein.

INFORMATION CONCERNING PRINCIPAL ACCOUNT

Change in Principal Accountant

(a) Dismissal of independent registered accounting firm.
On May 28, 2010, KPMG LLP (“KPMG”) was dismissed as the independent registered public accounting firm of Enterprise Financial Services Corp (the “Company”).

KPMG’s report on the Company’s consolidated financial statements for the two years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report on the Company’s consolidated financial statements as of and for the years ended December 31, 2009 and 2008 contained an explanatory paragraph stating that “As discussed in Note 2 to the consolidated financial statements, the 2008 and 2007 consolidated financial statements have been restated to correct a misstatement.”

The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Audit Committee of the Board of Directors of the Company approved the termination, which was effective as of May 28, 2010.

During the Company’s two fiscal years ended December 31, 2009 and 2008 and the subsequent period through May 28, 2010, the Company did not have any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Also during this period, there have been no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness as set forth in the following paragraph:

In connection with the identification of the loan participation accounting error described in Item 7, Management Discussion & Analysis and in Item 8, Note 2 of the consolidated financial statements and elsewhere in the Form 10K dated March 16, 2010, the Company also determined that a material weakness in its internal controls over financial reporting existed during the periods affected by the error, including as of December 31, 2008. The Company’s management concluded that the material weakness was the Company’s lack of a formal process to periodically review existing contracts and agreements with continuing accounting significance. To remediate this material weakness, during the fourth quarter of 2009 the Company implemented a formal process to review all contracts and agreements with continuing accounting significance on an annual basis. As a result of the review conducted in the fourth quarter, management did not identify any other errors in its previous accounting for such contracts or agreements. Management believes that this new process has remediated the material weakness in the Company’s internal control over financial reporting.

The Company provided KPMG with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K and requested that KPMG furnish the Company with a letter addressed to the Securities Exchange Commission stating whether it agreed with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it did not agree.

(b) Engagement of new independent registered accounting firm.
As a result of a competitive request for proposal process undertaken by the Audit Committee of the Board of Directors of the Company, the Audit Committee on May 28, 2010, approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered accounting firm for the year ending December 31, 2010. In deciding to select Deloitte, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Deloitte and concluded that Deloitte has no commercial relationship with the Company that would impair its independence. The Company did not engage Deloitte in any prior consultations during the Company’s fiscal years ended December 31, 2009 and 2008 or its subsequent period through the date of the engagement of Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The following table sets forth fees billed to the Company by Deloitte, the Company’s principal accounting firm for the years ended December 31, 2011 and 2010:

	December 31,
	2011	2010 (1)
Audit fees (2)	$812,950	$555,650
Audit related services (4)	381,359
Tax fees (3)		33,000
	$1,194,309	$588,650

(1)	2010 fees include $57,000 for KPMG for the period ended May 28, 2010 and $531,650 for Deloitte for May 28, 2010

through December 31, 2010.

(2)
Includes professional services rendered for the audit of the Company’s consolidated annual financial statements, reports on internal control and review of financial statements in the Company’s reports on Form 10-Q and services normally provided in connection with regulatory filings including consultation on various accounting matters.

(3)	Tax fees include fees for services principally related to the review of Company-prepared calculations, and preparation of federal and state tax returns.

(4)
Audit-related fees include professional services rendered for the audit of the opening balance sheet of The First National Bank of Olathe and for comfort procedures performed for underwriters' counsel in connection with completed or future common stock offerings.

Deloitte representatives are expected to attend the 2012 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions.

Financial Information Systems Design and Implementation Fees
Deloitte did not perform any services and therefore billed no fees relating to operating or supervising the operation of the Company’s information systems or local area network or for designing or implementing the Company’s financial information management systems during 2011.

PROPOSALS OF STOCKHOLDERS

Stockholders are entitled to present proposals for action at a forthcoming Stockholders’ meeting if they comply with the requirements of the SEC proxy rules. Any proposals intended to be presented at the 2013 Annual Meeting of Stockholders of the Company must be received at the Company’s principal office at 150 North Meramec, Clayton, Missouri 63105 on or before December 26, 2012 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting.

Any stockholder who intends to propose any other matter to be acted upon at the 2013 Annual Meeting of Stockholders (but not include such proposal in the Company’s Proxy Statement) must inform the Company, in the manner specified in the Company’s bylaws, no later than ninety nor more than one hundred twenty days prior to the first anniversary of the 2012 Annual Meeting. The Company’s 2012 Annual Meeting will be on June 4, 2012, thus the notice must be received by the Company no later than March 6, 2013.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interests of the Company on such matters.

ADDITIONAL INFORMATION

The Company’s Internet website is www.enterprisebank.com. We make available free of charge on or through our website, various reports that we file with or furnish to the Securities and Exchange Commission (“SEC”), including our annual reports, quarterly reports, current reports and proxy statements. These reports are made available as soon as reasonably practicable after they are filed with or furnished to the SEC.

By Order of the Board of Directors,

Noel J. Bortle, Secretary

ENTERPRISE FINANCIAL SERVICES CORP 150 NORTH MERAMEC CLAYTON, MO 63105

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

ENTERPRISE FINANCIAL SERVICES CORP
The Board of Directors recommends you vote FOR the following:
Vote on Directors
1	Election of Directors
	Nominees:
	1)	Peter F. Benoist	7)	Judith S. Heeter
	2)	James J. Murphy, Jr.	8)	Lewis A. Levey
	3)	Michael A. DeCola	9)	Birch M. Mullins
	4)	William H. Downey	10)	Brenda D. Newberry
	5)	John S. Eulich	11)	John M. Tracy
	6)	Robert E. Guest, Jr.	12)	Sandra A. Van Trease

For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals 2 through 6:		For	Against	Abstain

2	Proposal A, ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm.	☐	☐	☐

3	Proposal B, an advisory (non-binding) vote to approve our executive compensation.	☐	☐	☐

4	Proposal C, ratification of performance measures in the 2002 Stock Incentive Plan.	☐	☐	☐

5	Proposal D, approval of amendment to the Stock Plan for Non-Management Directors.	☐	☐	☐

6	Proposal E, approval of the Annual Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Signature (Joint Owners)
Date	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K is/are available at www.proxyvote.com.

ENTERPRISE FINANCIAL SERVICES CORP
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

June 4, 2012 – 4:00 p.m.
4344 Shaw Boulevard
St. Louis, MO 63110

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) Peter F. Benoist and James J. Murphy, Jr., or any of them, each with full power of substitution, as proxies to vote all shares of Enterprise Financial Services Corp common stock that the stockholder(s) would be entitled to vote on all matters that properly come before the 2012 Annual Meeting and at any adjournment or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the stockholder(s) on the reverse side of this proxy card. If this Proxy card is signed and returned by the stockholder(s) and no specifications are indicated, the proxies are authorized to vote “FOR” the election of all nominees as unanimously recommended by the Board of Directors of Enterprise Financial Services Corp. Absent specific instructions with respect to cumulative voting, the appointed proxies will have full discretionary authority to vote cumulatively among all, or less than all, nominees and to allocate such votes among all, or less than all, of such nominees (other than nominees with respect to whom such authority has been withheld) in the manner the Board of Directors shall recommend, or otherwise in the proxies discretion. If this proxy card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the 2012 Annual Meeting and at any adjournments or postponements.

SHARES HELD IN THE EFSC INCENTIVE SAVINGS PLAN

This proxy is also to be used by current or former employees of the Company or its subsidiaries who have allocated investment funds to the EFSC Common Stock Fund in the EFSC Incentive Savings Plan (the “Savings Plan”) to give voting instructions to the Savings Plan trustees. This proxy, when properly executed and delivered prior to 11:59 p.m. on May 30, 2012, will be voted by the Savings Plan trustees as directed.

(CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

APPENDIX A
ENTERPRISE FINANCIAL SERVICES CORP
STOCK PLAN FOR NON-MANAGEMENT DIRECTORS
As Amended and Effective June 4, 2012
1. Purpose. The purpose of this Plan is to attract and retain the best qualified individuals to serve on the Board and to align their compensation as members of the Board with the interests of stockholders of the Company by compensating them with Shares as described herein.
2. Definitions. As used in the Plan, the following terms shall have the respective meanings:
A. “Award” means a grant of a right to receive Shares.
B. “Board” means the Board of Directors of the Company.
C. “Committee” means the Compensation Committee of the Board or any other committee composed entirely of Non-Management Directors as designated by the Board.
D. “Company” means Enterprise Financial Services Corp, a Delaware corporation.
E. “Fair Market Value” as of any date means the closing price of the Shares on the applicable date as reported in the National Association of Securities Dealers, Inc. Automated Quotation System or on the principal national securities exchange on which the Shares are then listed for trading.
F. “Fees” means all retainer or meeting fees payable in cash to a Non-Employee Director in his or her capacity as a Director. Fees shall not include any expenses paid directly or through reimbursement.
G. “Material Amendment” shall have the meaning ascribed thereto by the corporate governance standards of the NASDAQ Stock Market, Inc.
H. “Non-Management Director” means a member of the Board who is not, and during the immediately preceding twelve months has not been, an employee or officer of the Company or any subsidiary of the Company.
I. “Plan” means this Enterprise Financial Services Corp Restricted Stock Plan for Non-Management Directors, as amended from time to time.
J. “Share Portion” shall mean 50% of the total annual Fees paid or payable to a Non-Management Director in any calendar year, or 100% of such Fees if a Non-Management Director elects to receive all, but not less than all, such Fees in Shares. A Non-Management Director may elect to receive all Fees in Shares by filing a written notice with the Secretary of the Company on or before June 30 of the applicable year. Any such election shall continue in effect from year to year until revoked by the Non-Management Director.~~`~~
K. “Shares” means shares of common stock of the Company, $0.01 par value per share.
3. Eligibility. Only Non-Management Directors shall participate in the Plan.
4. Administration.
A.    The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting of the Committee and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice of a meeting of the Committee by a written consent signed by all members of the Committee. Subject to the express provisions of the Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of the Plan. All decisions, determinations and interpretations by the Committee or the Board regarding the Plan shall be final and binding on all current or former Directors of the Company and their beneficiaries, heirs, successors and assigns.
The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations. No member of the Committee shall be personally liable for any action or determination made in good faith with respect to the Plan or to any settlement of any dispute between a Non-Management Director and the Company.
B.    The Committee shall have full authority, subject to the terms of the Plan (including Section 7), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and all Awards and any agreements governing such Awards (“Award Agreements”), (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, (h) amend any outstanding Award in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested or unrestricted or may be exercised or at which A are delivered under the Award (and, without limitation on the Committee's rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant's underlying Award) or (2) waive or amend any restrictions or conditions applicable to such Award, or impose new restrictions or conditions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended or (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee. The enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.
C.    No member of the Board of Directors or the Committee or any employee of the Company or any of its affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company's Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
5. Restricted Stock Awards. ~~Effective as of April 19, 2006, each~~Each Non-Management Director shall be awarded Shares (the “Awarded Shares”) with a Fair Market Value equal to the Share Portion as of the date the applicable Fees are payable. No fractional Shares shall be issuable, and in lieu thereof cash shall be paid equal to the fractional share times the Fair Market Value on the applicable date.
6. Maximum Number of Shares. The maximum number of Shares which may be awarded pursuant to this Plan is 200,000. This number shall be appropriately adjusted by the Committee in the event of any stock dividends, stock splits, recapitalizations, mergers, consolidations, spin-offs, split-offs, split-ups, combinations or exchanges of Shares. The determination of the Committee regarding any such adjustment shall be conclusive.
7. Amendment and Termination. The Plan may be amended or terminated by the Board at any time, provided, however, that no Material Amendment may be made without the approval of the stockholders of the Company.
8. Effectiveness of the Plan. The Plan must be approved by both the stockholders of the Company and the Board. It will become effective, and grants may be made under this Plan, on the date of the meeting at which stockholder approval is obtained.
9. No Rights as Stockholder Until Holder. Neither the recipient of an Award under the Plan nor his or her successors in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to an Award granted to such person until such person becomes a holder of record of such Shares.
10. Restrictions on Issue of Shares. Notwithstanding anything in this Plan to the contrary, the Company may delay the issuance of Shares covered by any Award and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:
A. The Shares to be issued pursuant to an Award are at the time of the issue of such Shares by the Company effectively registered under applicable federal securities laws now in force or hereafter amended; or
B. Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable federal securities laws now in force or hereafter amended.
1. Purchase for Investment. Unless the Shares to be issued pursuant to an Award have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any Shares covered by any Award unless the person or persons to whom the Shares are to be issued, in whole or in part, shall give a written representation and undertaking to the Company, which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the Shares issued or transferred to him or her for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if Shares are issued or transferred without such registration, a restrictive legend to this effect may be placed upon the certificates representing the Shares.
12.    Compliance with Rule 16b-3. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Act”). If any provision of the Plan is later found not to be in compliance with such Rule, the provision shall be deemed null and void. All actions with respect to Awards under the Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Act or any amendments thereto or any successor regulation, then the Committee may make such modifications so as to conform the Plan and any Awards granted thereunder to the Rule's requirements.
13.    Withholding. If the Company shall be required to withhold any amounts by reason of a federal, state or local tax laws, rules or regulations in respect of any Award, the Company shall be entitled to deduct or withhold such amounts from any payments (including, without limitation Shares which would otherwise be issued to the Non-Management Director pursuant to the Award; provided that, to the extent desired for GAAP purposes, such withholding shall not exceed the statutory minimum amount required to be withheld) to be made to the Participant. In any event, the Non-Management Director shall make available to the Company, promptly when requested by the Company, sufficient funds or Shares to meet the requirements of such withholding and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company out of any funds or property due to the Non-Management Director.
~~12.~~ 14. Expenses of the Plan. All costs and expenses of the adoption and administration of the Plan shall be borne by the Company and none of such expenses shall be charged to any director.
~~13.    Miscellaneous.~~
~~A.~~ 15.    Miscellaneous. Nothing contained herein shall entitle a Non-Management Director to continue in office or limit the authority of the Nominating and Corporate Governance Committee to recommend that any Non-Management Director should no longer serve as a member of the Board.
A.    Nothing contained herein shall entitle a Non-Management Director to continue in office or limit the authority of the Nominating and Corporate Governance Committee to recommend that any Non-Management Director should no longer serve as a member of the Board.
B. The Shares awarded under the Plan shall be issued out of treasury Shares or authorized but unissued Shares.
C. The ~~plan~~Plan shall be construed and administered in accordance with the laws of the State of Missouri without regard to the principles of conflicts of law which might otherwise apply.
Approved by the Board of Directors on the 1st day of March, 2012, subject to approval of the stockholders of the Company on the ~~19th~~4th day of ~~April~~June, ~~2006.~~2012.

APPENDIX B
ENTERPRISE FINANCIAL SERVICES CORP
ANNUAL INCENTIVE PLAN

I.    PURPOSE
The purpose of the Enterprise Financial Services Corp Annual Incentive Plan is to provide an annual incentive program for selected key executives which is based upon specific performance criteria established for a given Fiscal Year.  In particular, this program is designed to (a) provide an annual incentive whereby a significant portion of such executives' Fiscal Year compensation is based on their efforts in achieving the performance objectives of the Company and/or its subsidiaries or divisions; and (b) attract, motivate and retain key executives on a competitive basis in which total compensation levels are closely linked to the accomplishment of the Company's financial and strategic objectives.
II.    DEFINITIONS
The following words shall have the following meanings unless the context clearly requires otherwise:
             A.    “Annual Incentive Award” or “Award” means the amount of compensation payable to a Participant under the Program.
              B.    “Board of Directors” means the Board of Directors of Enterprise Financial Services Corp.
              C.    “Committee” means the Compensation Committee of the Board of Directors of Enterprise Financial Services Corp which is comprised of members who are (1) not eligible to participate in the Program, and (2) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
              D.    “Company” means Enterprise Financial Services Corp, a Delaware corporation.
              E.    “Covered Employee” means any executive officer of the Company whom the Committee designates as a Participant for a Fiscal Year.
              F.    “Fiscal Year” means the Fiscal Year of the Company which is currently the twelve-month period ending December 31.
              G.    “Participant” means an executive officer of the Company whom the Committee designates to receive an Award for a Fiscal Year.
              H.    “Program” means this Enterprise Financial Services Corp Annual Incentive Plan.
              I.    “Subsidiary” means any corporation more than 50% of whose stock is owned directly or indirectly by the Company.
III.    ELIGIBILITY

Participation in the Program shall be limited to those executive officers of the Company as the Committee shall determine.  Additions or deletions to the Program during a Fiscal Year shall be made only in the event of an unusual circumstances, such as a promotion or new hire.
IV.    DETERMINATION OF ANNUAL INCENTIVE AWARDS

Annual Incentive Awards to Covered Employees shall be based upon the accomplishment of specific performance objectives.  The Committee shall establish performance objectives based on the following criteria:  (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity or tangible equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or tangible assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) customer satisfaction, (r) asset quality or (s) growth in loans and/or deposits.  Performance objectives need not be the same in respect to all Participants and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries and affiliates.  Each of the performance criteria is to be specifically defined in advance by the Committee and may include or exclude specified items of an unusual or nonrecurring nature.  No Award shall be paid to any Covered Employee if the applicable performance objective(s) are not achieved or if the Program is not approved by stockholders of the Company.  In no event shall the total amount of an Award paid to any Covered Employee in any Fiscal Year exceed one million dollars.
As soon as practicable after the end of each fiscal year, Annual Incentive Awards for each Participant for such Fiscal Year shall be determined by the Committee.  The Committee shall certify in writing the achievement of the applicable performance objective(s) and the amount of any Awards payable to Covered Employees.
V.     TIME FOR PAYMENTS

Annual Incentive Awards will normally be paid by February 28 following the end of each Fiscal Year.  However, each Participant shall have the right to elect to defer all or part of his payment under the Award in the manner described in and subject to the terms of the Enterprise Financial Services Corp Deferred Compensation Plan I, as the same may be amended and/or restated from time to time (the “DC Plan I”). A Participant who elects to defer payment under the DC Plan I may elect to have the deferred amounts invested in various investment options offered by the Company. Such deferred amounts, adjusted for earnings or losses, shall be paid at the time and in the form specified in the DC Plan I, subject to any applicable conditions set forth therein.

VI.    ADMINISTRATION OF THE PROGRAM

The overall administration and control of the Program, including final determination of Annual Incentive Awards to each Participant, is the responsibility of the Committee.

VII.    VESTING

A Participant must be in the employ of the Company or a Subsidiary through the last day of the Fiscal Year with respect to which an Annual Incentive Award is granted in order to be considered for the grant of such an Award by the Committee.  He must also (subject to specific Committee action to the contrary as hereinafter set forth in this Section VIII) be an employee of the Company or a Subsidiary (1) on the date the award is payable pursuant to Section V, or (2) on January 15 following the end of such Fiscal Year, if payment is deferred pursuant to the DC Plan I.  The final determination as to Awards to be granted, and if so, the amount of such Awards, shall be made by the Committee.  Subject to Section IV, and in accordance with this Section VIII, in a Subsidiary, before or after the end of the Fiscal Year for any reason, including, but not limited to, retirement, disability, or death, the Committee shall have the sole discretion as to whether any such Award shall be paid, and, if so, the amount of such payment.

VIII.    AMENDMENT OR TERMINATION

The Program may be amended or terminated at any time by action of the Committee; provided, however, that unless the stockholders of the Company shall have first approved thereof, no amendment of the Program shall be effective which would increase the maximum amount which can be paid to a Covered Employee under the Program, which would change the specified performance objectives for payment of Awards, or which would modify the requirements as to eligibility for participation in the Program.

IX.    MISCELLANEOUS

A.    All payments under the Program shall be made from the general assets of the Company or a Subsidiary.  To the extent any person acquires a right to receive payments under the Program, such right shall be no greater than that of an unsecured general creditor of the Company or Subsidiary.
              B.    Nothing contained in the Program and no action taken pursuant thereto shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or a Subsidiary and any other person.
              C.    No amount payable under the Program shall be subject to any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void.  No such amount shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are or may be payable.
              D.    Nothing contained in the Program shall be construed as conferring upon any Participant the right to continue in the employ of the Company or a Subsidiary not to limit the right of his employer to discharge him at any time, with or without cause.
          The Program shall be construed and administered in accordance with the laws of the State of Missouri.
Approved by the Board of Directors on the 1st day of March, 2012, subject to approval of the stockholders of the Company on the 4th day of June, 2012.